  Exhibit 10.6

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

GLOBAL PUBLIC SAFETY, LLC
(A Delaware Limited Liability Company)

THE INTERESTS AND UNITS REPRESENTED BY THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED, OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS, OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
GLOBAL PUBLIC SAFETY, LLC

TABLE OF CONTENTS
PAGE
ARTICLE I DEFINITIONS		1
1.01	Definitions.	1
1.02	Terms Defined Elsewhere.	5
1.03	Successor Statutes and Agencies; Global Terms	6
ARTICLE II ORGANIZATIONAL MATTERS		7
2.01	Formation and Organization.	7
2.02	Limited Liability Company Agreement.	7
2.03	Name.	7
2.04	Offices and Registered Agent.	8
2.05	Purpose.	8
2.01	Term.	8
2.02	Income Tax Classification of Company.	8
2.03	Nature of Units and Interests.	8
2.04	Class B Units.	9
ARTICLE III MEMBERS, UNITS AND CAPITAL CONTRIBUTIONS		10
3.01	Members, Units and Capital Contributions.	10
3.02	Capital Accounts.	11
3.03	Withdrawal or Reduction of Contributions to Capital.	12
3.04	Right to Participate in Additional Issuances.	12
ARTICLE IV ALLOCATIONS AND DISTRIBUTIONS		13
4.01	Allocation of Income and Loss..	13
4.02	Distributions.	15
4.03	Allocations for Tax Purposes; Effect of Change of Units.	17
4.04	Partnership Tax Items and Modifications to Allocations.	17
4.05	Tax Withholding.	20
4.06	Books of Account; Member Inspection Rights.	20
ARTICLE V MANAGEMENT		22
5.01	Duties and Authority of Board of Representatives.	22
5.02	Election, Term and Removal of Representatives.	22
5.03	Meetings of the Board.	23
5.04	Officers.	25
ARTICLE VI ACTIONS OF THE MEMBERS		29
6.01	Meetings and Actions of Members.	29
ARTICLE VII LIMITATION OF LIABILITY AND INDEMNIFICATION		29
7.01	Limitation of Liability.	29
7.02	Reimbursements; Indemnification.	29
7.03	Other Rights.	30
ARTICLE VIII TRANSFERABILITY OF UNITS		30
8.01	Transferability of Units.	30

i

8.02	Drag-Along Rights.	31
8.03	Repurchase Option for Class B Units..	32
ARTICLE IX DISSOLUTION AND TERMINATION		32
9.01	Dissolution Events.	32
9.02	Certificate of Cancellation.	33
9.03	Liquidation Priorities.	34
9.04	Winding Up.	34
9.05	Resignation.	35
9.06	No Deficit Restoration Obligation.	35
9.07	Return of Capital Contributions Nonrecourse to Other Members.	35
ARTICLE X MISCELLANEOUS		35
10.01	Amendment.	35
10.02	Severability.	36
10.03	Delaware Law.	36
10.04	Integrated Agreement.	36
10.05	Creditors.	36
10.06	Gender.	36
10.07	Waiver.	36
10.08	Binding Agreement.	37
10.09	Captions.	37
10.1	Counterparts; Delivery.	37
10.11	Notice.	37
10.12	Member Representations and Agreements.	38
10.13	Headings; Interpretation ..	38
10.14	Legal Counsel.	39

EXHIBIT A – Unit Ownership Ledger
EXHIBIT B – Representatives
EXHIBIT C – Nonrecourse Debt and Other Allocations

ii

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
GLOBAL PUBLIC SAFETY, LLC

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF GLOBAL PUBLIC SAFETY, LLC is hereby adopted and entered into by and among GLOBAL PUBLIC SAFETY, LLC, a Delaware limited liability company (the “Company”), LB&B ASSOCIATES, INC., a North Carolina corporation (the “Majority Member”) and BREKFORD CORP., a Delaware corporation (the “Minority Member”), effective as of February 28, 2017.

PRELIMINARY STATEMENTS

WHEREAS, the Company was formed as a Delaware limited liability company on January 27, 2017, upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware pursuant to the Act;

WHEREAS, at the time of its formation, the Minority Member was the sole Member of the Company;

WHEREAS, the Minority Member, as the sole Member of the Company, entered into that certain Limited Liability Company Agreement of the Company, dated as of February 5, 2017 (the “Original Agreement”);

WHEREAS, effective as of the date hereof, the Majority Member has purchased an Interest from the Minority Member, and the Company has admitted the Majority Member as a Member of the Company;

WHEREAS, the parties desire to enter into this Agreement to amend and restate the Original Agreement in its entirety.

NOW, THEREFORE, in consideration for the mutual covenants, promises and agreements contained herein, the parties agree as follows:

ARTICLE I
DEFINITIONS

1.01 Definitions.
 Unless otherwise expressly provided herein, the following terms with initial capital letters shall have the meanings set forth below whenever used in this Agreement:

“Act” means the Delaware Limited Liability Company Act, as amended from time to time.

“Affiliate” means any Person that, directly or indirectly, Controls any other Person or that is Controlled by or is under common Control with such other Person.

“Agreement” means this Amended and Restated Limited Liability Company Agreement of the Company and all schedules and exhibits hereto, as from time to time hereafter amended in accordance with its terms.

“BBA Provisions” means the provisions in the Code for coordinated audit proceedings enacted by section 1101 of the Bipartisan Budget Act of 2015, Public Law 114-74, as they may be thereafter amended and in effect from time to time.

“Capital Contribution” means any contribution to the capital of the Company in cash or property by a Member, whenever made.

“Capital Transaction” means any transaction not in the ordinary course of business that results in the Company’s receipt of cash or other consideration other than Capital Contributions made to the Company, and includes, without limitation, any transactions resulting in proceeds of sales or exchanges or other dispositions of more than a de minimis amount of property not in the ordinary course of business, debt financings or refinancings, condemnations, involuntary conversions, and receipts of insurance proceeds for the destruction of assets used in the trade or business of the Company.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State, as amended or restated from time to time.

“Class” means and refers to a particular class of Units, as more fully described in Section 2.08 and the other provisions of this Agreement. As of the date of this Agreement, the Company has two authorized Classes of Units: Class A Units and Class B Units.

“Class A Member” means any Member holding any Class A Units.

“Class A Unit” means any Unit that has the respective rights, benefits and obligations specified with respect to the Class A Units in this Agreement.

“Class B Member” means any Member holding any Class B Units.

“Class B Unit” means any Unit that has the respective rights, benefits and obligations specified with respect to the Class B Units in this Agreement.

“Code” means the Internal Revenue Code of 1986, as the same may be amended from time to time.

“Control” (including, with correlative meanings, the terms “Controlled by” and “under common Control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“CUP Agreement” means that certain Contribution and Unit Purchase Agreement dated on or about the date of this Agreement by, between and among the Minority Member, the Majority Member and the Company.

“Distributable Cash” means, with respect to the Company for a period of time, all funds of the Company from all sources other than Capital Contributions, whether derived from revenues or otherwise, on hand or in bank or other financial accounts of the Company, after payment or provision for payment has been made for (i) all expenses of the Company as of such time, (ii) all outstanding and unpaid current and anticipated obligations and liabilities of the Company as of such time, (iii) repairs and maintenance of the Company’s property, and (iv) desired working capital levels and reserves, all as the Board deems necessary or appropriate for Company operations or for the benefit of the Members as a group.

“Entity” means any foreign or domestic corporation, partnership, limited liability company, trust, unincorporated organization, joint venture, association or other entity, governmental body, or regulatory authority.

“Income” and “Loss” means, for each fiscal year or other period, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Code section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code section 703(a)(1) will be included in taxable income or loss), with the adjustments set forth below.

(i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Income and Loss pursuant to this definition shall be added to such income or loss.

(ii) There shall be subtracted from such income or loss any expenditures of the Company not deductible in computing its taxable income or not properly chargeable to capital account (and that are not otherwise taken into account in computing Income and Loss pursuant to this definition), any expenditures contemplated by section 709 of the Code (except for amounts with respect to which an election is properly made under section 709(b) of the Code), and any expenditures resulting in a deduction for a loss incurred in connection with the sale or exchange of Company property that is disallowed to the Company under sections 267(a)(1) or 707(b) of the Code.

(iii) Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the book value of the disposed of property, notwithstanding that the adjusted tax basis of such property differs from its book value.

(iv) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account depreciation as computed on the Company’s books and records for accounting purposes.

(v) Upon any actual or deemed distribution to a Member of any Company property (other than cash or cash equivalents) with respect to any Units, there shall be included and taken into account any unrealized gain or unrealized loss attributable to such distributed property, as if such unrealized gain or unrealized loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to the fair market value of such property.

(vi) In the event that the values of the Company assets are adjusted in accordance with Regulations section 1.704 1(b)(2)(iv)(f), the aggregate adjustments shall be included and taken into account in computing Income or Loss pursuant to the terms of this Agreement, as if the Company recognized gain or loss on a sale of such assets at such time equal to the amount of such aggregated adjustments.

(vii) Notwithstanding any other provision of this definition, any items that are specially allocated pursuant to Exhibit C of this Agreement shall not be taken into account in computing Income or Loss.

After taking into account the foregoing adjustments to taxable income, if the result is an excess of income and gains over expenditures, losses and deductions, the Company shall be treated as having “Net Income”, and if the result is an excess of expenditures, losses and deductions over income and gains, the Company shall be treated as having “Net Loss”. In addition, the amounts of the items of Company income, gain, loss, or deduction available to be specially allocated pursuant to Exhibit C of this Agreement shall be determined by applying rules analogous to those set forth above in clauses (i) through (vi)).

“Interest” means all of a Member’s legal and equitable rights as an owner in the Company, including, without limitation, the rights and benefits to which such Member is entitled.

“IRS” means the United States Internal Revenue Service.

“Majority in Interest” means, with respect to all or any referenced group of Members, a combination of any of such Members that, in the aggregate, own more than fifty percent (50%) of the total outstanding Units owned by all or such referenced group of Members. If not otherwise specified or restricted, a “Majority in Interest of the Members” means and refers to Members holding of a majority of the Company's total outstanding Class A Unit owned by Members at any particular time.

“Member” means the Majority Member and the Minority Member and any other Person admitted as a member of the Company in accordance with this Agreement or the Act, during the time period in which each such Person is a member of the Company as provided in this Agreement, but does not include any Person has ceased to be a Member of the Company. “Members” refers to such Persons as a group.

“Minority Member” has the meaning set forth in the preamble.

Person” means an individual, a custodian for any individual under any jurisdiction’s Uniform Transfers to Minors Act or similar statute, a trust or a trustee on behalf of a trust, an estate, or any Entity.

“Regulations” means the temporary and final regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code, as such regulations may be amended from time to time.

“Securities Act” means the federal Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Unit” means a fractional part of an Interest in the Company representing the relative interest, rights and obligations such Member has with respect to certain economic rights, voting, and other items pertaining to the Company as set forth in this Agreement. Whole, as well as fractional, Units may be issued by the Company and/or owned by Members. Each Member’s numbers of and Class of Units are set forth in Exhibit B attached hereto, as such Exhibit B may be amended from time to time to reflect Transfers or additional issuances of Units in accordance with the terms of this Agreement.

“Unreturned Capital Contribution” means with respect to each holder of Units the excess, if any, from time to time of the aggregate Capital Contributions made (or deemed to be made) to the Company with respect to the holder’s Units over the sum of the aggregate amount of distributions made with respect to such Units pursuant to Section 4.02(a)(i).

1.02 Terms Defined Elsewhere.
Each of the following capitalized terms, when used in this Agreement, has the meaning provided for such term in the Section of this Agreement set forth beside such term below:

Term	Section
Additional Interests	3.05(b)
Adjusted Capital Account	Exhibit C
Aggregate Consideration	8.03(b)
Authorized Person	2.01
Board	5.01(a)
Capital Account	3.03
Closing	10.03
Company	Introductory Paragraph
Company Minimum Gain	Exhibit C
Company Tax Rep	4.04(c)
Dissolution Event	9.01(a)
Distribution Threshold	2.09(c)
Existing Owners	3.05(c)
Firm	11.14
IPO	3.05(b)
Later Year	4.04(c)
Majority Member	Introductory Paragraph
Member Nonrecourse Debt	Exhibit C
Member Nonrecourse Debt Minimum Gain	Exhibit C
Member Nonrecourse Deductions	Exhibit C
Minority Member Representative	5.02(a)
Nonrecourse Deductions	Exhibit C
Nonrecourse Liability	Exhibit C
Partnership Representative	4.04(c)
Public Safety	8.01
Put Notice	10.01
Representative	5.01(a)
Redemption Price	10.02
Safe Harbor Election	4.08
Tax Distributions	4.02(b)
Tax Matters Member	4.04(c)
Transfer	8.01
Transfer Notice	8.02(a)
Transferor	8.02(a)
Ultimate Rules	4.08
Unitholder	4.04(c)
Units Sale	8.03(a)

1.03 Successor Statutes and Agencies; Global Terms
. Any reference contained in this Agreement to specific statutory or regulatory provisions or to specific governmental agencies or Entities includes any successor statute or regulation, or agency or Entity, as the case may be. Unless otherwise specified, the references to “Section” and “Article” in this Agreement are to the Sections and Articles of this Agreement. When used in this Agreement, words such as “herein”, “hereinafter”, “hereof”, “hereto”, and “hereunder” refer to this Agreement as a whole, unless the context clearly requires otherwise. The use of the words “include” or “including” in this Agreement is by way of example rather than by limitation.

ARTICLE II
ORGANIZATIONAL MATTERS

2.01 Formation and Organization.
  The Company was formed as a limited liability company pursuant to the Act on January 27, 2017, upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware. This Agreement hereby confirms that the Minority Member became the initial Member of the Company as of the effectiveness of the filing of the Certificate of Formation. The Majority Member is hereby admitted as an additional Member of the Company as of the date of this Agreement. The Majority Member and the Minority Member, being all of the Members of the Company as of the date hereof, hereby set forth and adopt this Amended and Restated Limited Liability Company Agreement of the Company in its entirely under the Act.

2.02 Limited Liability Company Agreement.
  This Agreement is hereby adopted as the "limited liability company agreement" of the Company within the meaning of the Act, for the purpose of governing and regulating the affairs of the Company and the conduct of its business in accordance with the provisions of the Act. The rights and obligations of the Members of the Company and the administration and termination of the Company shall be governed by this Agreement, the Certificate of Formation, and the Act. It is hereby acknowledged and affirmed that, during the term of the Company set forth in Section 2.06, (i) the rights and obligations of the Members with respect to the Company and any subject matter covered in this Agreement will be determined in accordance with the terms and conditions of this Agreement to the greatest extent permitted under applicable law; (ii) where the Act provides that such rights and obligations specified in the Act shall apply "unless otherwise provided in a limited liability company agreement", the "limited liability company agreement may provide" for such rights and obligations, or words of similar effect, such rights and obligations shall be as set forth in this Agreement, none of those statutory default provisions shall apply or have any effect whatsoever; and (iii) therefore, by way of illustration and not in limitation of the foregoing, appraisal rights permitted under section 18-210 of the Act shall not apply or be incorporated into this Agreement, and no Member or assignee of a limited liability company interest in the Company shall have any of the appraisal rights described therein except to the extent expressly provided herein. The Company shall have no oral limited liability company agreements, and this Agreement may only be amended in accordance with Section 11.01.

2.03 Name.
The name of the Company is “Global Public Safety, LLC”, and its operations shall be conducted under such name; provided, however, that the operations of the Company may be conducted under any other name deemed necessary or desirable by the Board or as may be necessary to comply with the requirements of any jurisdiction in which the Company may conduct operations.

2.04 Offices and Registered Agent.
The principal office of the Company is to be located at such place as may be determined by the Board. In addition, the Company may maintain such other offices as the Board may deem advisable at any other place or places. The initial registered office of the Company under the Act is at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and the initial registered agent of the Company under the Act for service of process at such address is The Corporation Trust Company. The Board may change the registered agent and registered office of the Company to such other agent or office as may be permitted under the Act, upon satisfaction of the requirements for making such a change as are set forth under the Act.

2.05 Purpose.

(a) The principal purpose and business of the Company is to do all things and engage in all activities and business permitted under applicable Delaware law as may be approved by the Board.

(b) The Company shall have any and all powers that are necessary or desirable to carry out the purposes and business of the Company, to the extent the same may be legally exercised by limited liability companies under the Act. The Company shall carry out the foregoing activities pursuant to the provisions set forth in the Certificate of Formation and this Agreement.

2.01 Term.
The term of the Company commenced on January 27, 2017, the effective date of the filing of the Certificate of Formation of the Company pursuant to the Act. The Company shall continue in existence in perpetuity, unless the Company’s Certificate of Formation is amended to provide for a definite period of duration, in which case the Company shall continue in existence until the close of business on the last day of such period, or unless the Company is sooner dissolved and its affairs wound up in accordance with the provisions of this Agreement or the Act.

2.02 Income Tax Classification of Company.
At such time or times as the Company may be treated for purposes of federal income taxation as having more than one owner, the Company shall be classified as a partnership for purposes of federal income taxation in accordance with Regulations section 301.7701-3, unless and until a Majority in Interest of the Members gives written consent to the Company’s making an affirmative election with the IRS to be classified for federal income tax purposes as an association taxable as a corporation.

2.03 Nature of Units and Interests.
  The Interests and Units in the Company shall be personal property for all purposes. Legal title to all Company assets shall be held in the name of the Company. No Member and no successor, representative, or assignee of any Member shall have any right, title, or interest in or to any Company property or the right to partition any real property owned by the Company. Interests or Units may, but need not necessarily, be evidenced by a certificate of ownership interest issued by the Company, in such form as the Board may determine. As of the date of this Agreement, the authorized capital structure of the Company shall consist of two (2) Classes of Units: Class A Units and Class B Units. The Company’s Classes of Units shall have the relative rights, privileges, preferences, restrictions, and limitations as provided in this Agreement.

2.04 Class B Units.

(a)           The Board is hereby authorized to cause the Company to issue Class B Units to employees, officers, directors, and other service providers of or to the Company, under such terms and conditions and for such, or no, amounts of Capital Contribution per Unit, as the Board may determine. The Board is authorized to issue any number of Class B Units under this Section as long as the total outstanding Class B Units at any time does not exceed 111 Class B Units, provided that, without the prior written consent of all of the Class A Members, the total outstanding Class B Units shall never exceed 10% of the outstanding equity of the Company.

(b)           The Company and each Member agree to treat each Class B Unit granted to a Class B Member as a separate “profits interest” within the meaning of IRS Revenue Procedure 93-27, 1993-2 C.B. 343 (“Rev. Proc. 93-27”). In accordance with IRS Revenue Procedure 2001-43, 2001-2 CB 191 (“Rev. Proc. 2001-43”), the Company will treat each Class B Member as the owner of its Class B Units from the date such Class B Units are granted, and shall file its IRS Form 1065, and issue appropriate Schedules K-1 (Form 1065), to such Class B Member, allocating to such Class B Member his, her, or its distributive share of all items of income, gain, loss, deduction and credit associated with such Class B Units (including any unvested Class B Units as if they were vested Units). Each holder of Class B Units agrees to take into account such distributive share in computing such holder’s United States federal income tax liability for the entire period during which he, she, or it holds such Class B Units. The Company and each Member agree not to claim a deduction (as wages, compensation or otherwise) for the fair market value of any Class B Unit issued to a Class B Member, either at the time of the grant of such Unit or when such Unit vests pursuant to any restrictions placed on the Unit in connection with its issuance. The undertakings contained in this Section 2.09 shall be construed in accordance with section 4 of Rev. Proc. 2001-43. Accordingly, upon the issuance of Class B Units to a Class B Member, (i) the gross book value of all noncash assets of the Company shall be adjusted to equal their respective gross fair market values, as determined by the Board, pursuant to Regulations section 1.704-1(b)(2)(iv)(f), and (ii) pursuant to paragraph (vi) of the definition in Section 1.01 of “Income” and “Loss” and this Section 2.09, such aggregate adjustments to the gross book value of all noncash assets shall be treated as if the Company recognized gain or loss equal to the amount of such aggregate adjustments, and then such amounts of deemed gain or loss shall be simultaneously allocated to the Capital Accounts of all Persons who are holders of Units immediately prior to such issuance by adjusting the Capital Accounts to reflect their respective shares of such deemed gain or loss as if it arose from a Capital Transaction.

(c)           Each Class B Unit shall be issued subject to a Distribution Threshold. A “Distribution Threshold” means, unless otherwise determined by the Board, an amount equal to the amount that would be distributed to all holders of Units under Section 4.02(a)(ii) if, immediately before the time the Class B Unit is issued, the Company were to (i) sell all of its assets at their fair market values in a Capital Transaction, (ii) settle all of its liabilities to the extent of the Company’s available assets (but limited, in the case of nonrecourse liabilities as to which the creditors’ rights to repayment are limited solely to one or more assets of the Company, to the value of such assets), and (iii) distribute any remaining cash and other proceeds to the holders of Units in accordance with the distribution provisions of Section 4.02(a) for proceeds arising from Capital Transactions; provided, however, that the Distribution Threshold for any Class B Unit shall not be less than zero dollars. The Board shall have the discretion to set any Class B Unit’s Distribution Threshold at an amount that is greater than the amount determined in the immediately preceding sentence. There are no outstanding Class B Units issued as of the date of this Agreement, and the Board shall determine the Distribution Threshold for each Class B Unit issued after the date of this Agreement.

(d)           The intent of this Section 2.09 is to ensure that all Class B Units qualify as “profits interests” under Rev. Proc. 93-27 and Rev. Proc. 2001-43 when issued, and this Section 2.09 and the other provisions of this Agreement shall be interpreted and applied consistently therewith. Each Class B Member who receives any unvested Class B Unit (whether issued on or after the date hereof) agrees to timely and properly make an election under section 83(b) of the Code with respect to each such unvested Class B Unit received. The provisions of this Section 2.09 shall apply regardless of whether or not the Class B Member files an election pursuant to section 83(b) of the Code with respect to such Class B Units. Any Class B Unit that is repurchased by the Company, whether pursuant to the terms of any agreement with the Company or otherwise, shall no longer be deemed to be outstanding for any purpose under this Agreement.

ARTICLE III
MEMBERS, UNITS AND CAPITAL CONTRIBUTIONS

3.01 Members, Units and Capital Contributions.

(a) Before the effectiveness of this Agreement, the Initial Member made a Capital Contribution to the Company of a business division consisting of the “Contributed Assets” and the “Business”, as each such term is defined the CUP Agreement. On the date of this Agreement, the Majority Member has purchased from the Minority Member 80.1% of the Interests in the Company (the “Member Purchase”). Under applicable federal income laws, rules and regulations, upon the Member Purchase the Majority Member is treated as making a capital contribution to the Company of 80.1% of the assets then owned by the Company in exchange for an equity ownership interest in the Company, and the Minority Member is treated as making a capital contribution to the Company of 19.9% of the assets then owned by the Company in exchange for an equity ownership interest in the Company, all under Code section 721. Accordingly, the parties acknowledge and agree that as of the date of this Agreement, (i) the Majority Member and the Minority Member will each be deemed for purposes of this Agreement and maintaining Capital Accounts to have made a Capital Contribution to the Company equal to the amount listed beside its name under the heading “Deemed Initial Capital Contribution” on Exhibit B attached hereto, and (ii) in exchange for such deemed Capital Contributions, the Majority Member and the Minority Member will each have and own the number of Class A Units listed besides its name on Exhibit B attached hereto. The name, address, and number of Units of each Class of each Member are as listed on Exhibit B attached hereto, which Exhibit may be amended by the Board without obtaining the consent or approval of the Members upon the effectiveness of any subsequent Transfer or issuance of any Interest that is in accordance with this Agreement, and a copy of any such amended Exhibit B shall be delivered to each Member promptly following any such amendment.

(b) Unless a Member otherwise agrees in writing, a Member has no obligation to make any Capital Contribution to the Company beyond the Capital Contributions described in this Section 3.01 and except for (i) any additional Capital Contribution that might be required with respect to a tax audit of the Company as provided in Section 4.04(c) below or (ii) any additional Capital Contribution deemed by the Board, in its discretion, to be required, provided, however, that, with respect to clause (ii), (x) each such required Capital Contribution must be pro rata with respect to the Class A Members and (y) the amount of all such Capital Contributions the Board may require will not exceed $500,000 in the aggregate. A Member shall not be entitled to interest on any Capital Contributions, or to a return of any Capital Contributions, except as specifically provided in this Agreement.

(c) Upon approval of the terms thereof by the Board, any Member may make a loan to the Company upon commercially reasonable terms. Loans by a Member to the Company shall not be considered Capital Contributions.

3.02 Capital Accounts.
The Company shall maintain a separate capital account (each a “Capital Account”) for each Member pursuant to the principles of this Section 3.02 and Regulations section 1.704-1(b)(2)(iv). As of the date of this Agreement, the initial Capital Account of each of the Majority Member and the Minority Member shall be the amount set forth as its “Deemed Initial Capital Contribution” on Exhibit B attached hereto. Thereafter, in the maintenance of Capital Accounts for the Members, the following provisions will apply:

(a) Each Member’s Capital Account shall be increased by the amount of any cash and the agreed fair market value of any other property contributed by such Member as an additional Capital Contribution, such Member’s distributive share of Income and Net Income, any items in the nature of income or gain that are specially allocated to such Member pursuant to Exhibit C to this Agreement, and the amount of any Company liabilities that are assumed by such Member or that are secured by any Company property distributed to such Member.

(b) Each Member’s Capital Account shall be decreased by the amount of cash and the fair market value of any other Company property distributed to such Member pursuant to any provision of this Agreement, such Member’s distributive share of Loss and Net Loss, any items in the nature of deduction or loss that are specially allocated to such Member pursuant to Exhibit C to this Agreement, and the amount of any liabilities of such Member that are assumed by the Company or that are secured by any property contributed by such Member to the Company.

(c) Upon the Transfer of all or any portion of any Member’s Units in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the transferred Units.

(d) The provisions of this Section 3.02 and other portions of this Agreement relating to allocations and the proper maintenance of Capital Accounts are designed and intended to comply with the requirements of Regulations section 1.704-1(b). The Members intend that such provisions be interpreted and applied in a manner consistent with such Regulations. The Board is authorized to modify the manner in which the Capital Accounts are maintained if the Board reasonably determines, after consultation with the Company’s tax advisors, that such modification (i) is required or prudent to comply with the Regulations and (ii) is not likely to have a material adverse effect on the amounts distributable to any Member of the Company.

3.03 Withdrawal or Reduction of Contributions to Capital.

(a) No Member has the right to withdraw all or any part of his, her, or its Capital Contributions or to receive any return on any portion of his, her, or its Capital Contributions, except as may be otherwise specifically provided in this Agreement. Under circumstances involving a return of any Capital Contributions, no Member has the right to receive property other than cash; provided, however, that no Member has the right to refuse an in kind distribution of property.

(b) Except as may be otherwise set forth in Article IV, no Member will have priority over any other Member, either as to the return of Capital Contributions or as to Net Income, Net Loss, or distributions; provided, however, that this subsection does not apply to loans (as distinguished from Capital Contributions) that a Member has made to the Company.

3.04 Right to Participate in Additional Issuances.

(a) In addition to the Interests and Capital Contributions specifically set forth in this Agreement, the Company may issue additional Interests or Units to one or more other Persons in exchange for additional Capital Contributions to the Company, provided, however, that the Company will not issue any additional Class A Units without the prior written consent of both the Majority Member and Minority Member. Such additional Interests or Units may be issued in exchange for such amount of Capital Contributions, and under such other terms and conditions, as may be determined and approved by the Board.

(b) Except as otherwise provided below, the Company will not sell or issue any additional Interests (or Units thereof) in the Company or any rights to acquire such additional Interests or Units thereof (collectively, “Additional Interests”) without first complying with this Section 3.04(b). The Company hereby grants to each Member the preemptive right to purchase, pro rata in accordance with such Member's total number of Units (regardless of Class), all or any part of any such Additional Interests that the Company may from time to time propose to sell or issue. In the event the Company proposes to issue or sell Additional Interests, it shall give each Member written notice of its intention, describing such Additional Interests and the price and terms upon which the Company proposes to issue or sell such Additional Interests. Each Member will have no less than ten (10) days from the date of receipt of any such notice to agree to purchase up to its pro rata share of such Additional Interests upon the terms specified in the notice by giving written notice to the Company, at such address as is set forth in the notice, stating the percentage of such Additional Interests that the Member agrees to purchase. Thereafter, the Company will have sixty (60) days to sell such Additional Interests that are not elected to be purchased by the Members at the same price and upon the same terms and conditions specified in the Company’s notice described above. In the event the Company has not sold such Additional Interests within such sixty (60)-day period, the Company will not thereafter issue or sell any Additional Interests without first offering such Additional Interests in the manner provided above. Anything to the contrary herein notwithstanding, the provisions of this Section 3.04(b) shall not be applicable to (i) equity securities of the Company offered pursuant to a registration statement under the Securities Exchange Act of 1934, as amended, in connection with an initial public offering of the Company’s (or any successor Entity’s) equity interests or securities (an “IPO”), (ii) additional Interests or Units issued in connection with any Unit split, reverse Unit split, Unit distribution, recapitalization, reclassification, combination or similar reorganization or other transaction affecting the Units, by the Company not involving new financing, (iii) Units issued in connection with additional Capital Contributions by any Member(s), (iv) ) additional Interests or Units issued in connection with any acquisition of assets or equity interests of any Person approved by the Board or (vi) Class B Units issued to employees, officers, directors, and other service providers of or to the Company as approved by the Board. The preemptive rights set forth in this Section 3.04(b) shall terminate upon an IPO.

(c) Upon issuance of any Additional Interests for an amount of Capital Contributions per Unit that is greater that the Capital Account balance per Unit for the Members holding any then-outstanding Units, (i) the value of all noncash assets of the Company shall be adjusted to equal their respective gross fair market values, as determined by the Board in its good-faith reasonable discretion, pursuant to Regulations section 1.704-1(b)(2)(iv)(f), and (ii) the Capital Accounts of all Persons that are Members immediately prior to such issuance (“Existing Owners”) shall, after reflecting and taking into consideration such Existing Owners’ share of the Company’s unallocated Income and Loss to date for the year, be adjusted simultaneously in accordance with Regulations section 1.704-1(b)(2)(iv)(f) and (g) to reflect the aggregate adjustments to the value of all noncash assets as if the Company recognized gain or loss equal to the amount of such aggregate adjustments and so as to cause the Existing Owners to have Capital Account balances per Unit in parity with the Capital Contributions per Unit being paid for the newly issued Units.

ARTICLE IV
ALLOCATIONS AND DISTRIBUTIONS

4.01 Allocation of Income and Loss. After first giving effect to any required special allocations provided in Exhibit C attached hereto, for purposes of maintaining Capital Accounts and in determining the rights of the Members among themselves, Net Income or Net Loss, if any, as determined for book purposes within the meaning of Regulations section 1.704-1(b), for all years or other periods, will be allocated to the Members and other holders of Units in accordance with the provisions set forth below. Notwithstanding the foregoing, upon the issuance by the Company of any Class B Units after the effective date of this Agreement or otherwise if and as provided in Section 3.05(c), the special allocations of Net Income and Net Loss arising pursuant to Regulations section 1.704-1(b)(2)(iv)(f) as described in Sections 2.09(b) or 3.05(c) and interim allocations of Net Income and Net Loss from all other activities of the Company to date in that fiscal year of the Company (and not previously allocated to and among the Capital Accounts of the holders of Units in any previous interim allocation) shall be made under this Section at such time among the Persons that hold Units in the Company immediately prior to such issuance of such Class B Units or other applicable Units.

(a) Net Income, if any, for a year or other period will be allocated in the following order and priority.

(i) First, if Net Loss has been previously allocated pursuant to Section 4.01(b)(iii), Net Income shall be allocated to the holders of Units in proportion to and to the extent of their respective amounts of the excess, if any, of (A) the aggregate amount of such Net Loss previously allocated with respect to their Units pursuant to Section 4.01(b)(iii), over (B) the aggregate amount of Net Income previously allocated, for the current and all previous periods, with respect to their Units pursuant to this paragraph (i).

(ii) Next, if Net Loss has been previously allocated to any holders of Units pursuant to Section 4.01(b)(ii), Net Income shall be allocated to the holders of such Units in proportion to and to the extent of their respective amounts of the excess, if any, of (A) the aggregate amount of such Net Loss previously allocated with respect to their Units pursuant to Section 4.01(b)(ii), over (B) the aggregate amount of Net Income previously allocated, for the current and all previous periods, with respect to their Units pursuant to this paragraph (ii).

(iii) Finally, any remaining Net Income shall be allocated to and among all of the holders of Units pro rata in proportion to their respective number of Units, regardless of Class; provided, however, that in the case of each Class B Unit issued with a Distribution Threshold greater than zero, no Net Income will be allocated to such Class B Unit until the total allocations of Net Income under this Section 4.01(a)(iii) after the issuance of the Class B Unit equal that Unit's Distribution Threshold, and thereafter such Class B Unit is to be allocated its pro rata share of all additional Net Income under this paragraph.

(b) Net Loss, if any, for a year or other period will be allocated in the following order and priority.

(i) First, if Net Income has been previously allocated pursuant to Section 4.01(a)(iii), Net Loss shall be allocated to the holders of Units in proportion to and to the extent of their respective amounts of the excess, if any, of (A) the aggregate amount of such Net Income previously allocated with respect to their Units pursuant to Section 4.01(a)(iii), over (B) the aggregate amount of Net Loss previously allocated, for the current and all previous periods, with respect to their Units pursuant to this paragraph (i).

(ii) Next, Net Loss shall be allocated to and among the holders of Units in proportion to and to the extent of the amount of the excess, if any, of (A) the aggregate Capital Contributions (taking into account the deemed Capital Contribution amounts as provided in Section 3.01 pursuant to the CUP Agreement) with respect to their Units as of the time of the allocation, over (B) the aggregate amount of Net Loss previously allocated to such Units under this Section 4.01(b)(ii).

(iii) Finally, any remaining Net Loss shall be allocated to and among the holders of Units pro rata in accordance with their respective numbers of Units, regardless of Class.

(c) All allocations of Net Income and Net Loss made under this Section 4.01 shall be made as of the last day of each year of the Company or other period for which allocations are being made, but shall be made after adjusting Capital Account balances to reflect all distributions or Capital Contributions made on or before the last day of the period at issue. In addition, for purposes of determining the amount of Net Loss to be allocated under Section 4.01(b)(ii), to the extent any prior allocations of Net Loss under that paragraph have been subsequently offset with allocations of Net Income pursuant to Section 4.01(a)(ii), such prior allocations of Net Loss shall be disregarded for purposes of computing subsequent allocations of Net Loss under Section 4.01(b)(ii).

4.02 Distributions.
 Subject to any nondiscretionary restrictions or limitations regarding distributions imposed on the Company by the Act or under any loan agreements, other financing documents, or other contracts or agreements to which the Company or its property may be subject or hereunder, the Board may, in its sole discretion, cause the Company to distribute to the Members Distributable Cash or other property in such aggregate amounts as the Board may determine, at any time and from time to time, and any such distributions shall be made to and among the Members as set forth in the remaining provisions of this Section. Notwithstanding the foregoing, unless otherwise agreed to in writing by both the Minority Member and the Majority Member, the Board beginning with fiscal year 2017 shall cause the Company to distribute no less than sixty-percent (60%) and no more than eighty-percent (80%) of the Distributable Cash of the Company during each fiscal year (the “Distribution Limitation”), which distributions shall be made within sixty (60) days following January 1 of each year.

(a) Regular Distributions. Except for distributions in connection with the dissolution and liquidation of the Company (to which the provisions of Section 9.03 shall apply), such distributions shall, after reducing the distributable cash or other property for any required Tax Distributions to be made pursuant to Section 4.02(b), be made to and among the Members in the following order and priority:

(i) First, distributions shall be made to the holders of Units in proportion to and to the extent of their Units’ respective amounts of Unreturned Capital Contributions until the Unreturned Capital Contributions of each such holder of Units has been reduced to zero.

(ii) Second, any remaining amounts shall be distributed to and among all of the holders of Units pro rata in accordance with their respective numbers of Units, regardless of Class; provided, however, that for each Class B Unit issued with a Distribution Threshold greater than zero, no distributions will be made to such Class B Unit until the total distributions under this Section 4.02(a)(ii) after the issuance of the Class B Unit equal that Unit’s Distribution Threshold, and thereafter such Class B Unit is to receive its pro rata share of all additional distributions under this paragraph.

Notwithstanding anything in this Agreement to the contrary, distributions to holders of Class B Units pursuant to this Section 4.02(a) may be modified by the Board to the extent necessary, in the reasonable discretion of the Board after consultation with the Company’s tax advisors, in order to cause such distributions and permit such Class B Units to comply with the requirements of Section 2.09.

(b) Tax Distributions.

(i) If the total distributions of cash and/or other property (based on the fair market value of such other property) that otherwise would be distributable to any Member with respect to a year (either during such year or within ninety (90) days thereafter and identified as being with respect to the immediately preceding year) under this Agreement, but without regard to this Section 4.02(b), are less than an amount equal to the aggregate state and federal income tax liability such Member would have incurred as a result of the allocation to such Member of the Company’s net taxable income for such year allocated under Section 4.01(a), then the Board shall use its best efforts to cause the Company to make, by the date that is ninety (90) days after the end of such year, distributions in cash (to the extent available) under this Section 4.02(b) (such distributions being referred to as the “Tax Distributions”) to all such Members in the amount of, and in proportion to, their amounts of such underage. For purposes of this Section 4.02(b), each Member’s aggregate income tax liability with respect to such Company taxable income shall be calculated: (i) as if such Member were (A) a natural human being resident in the State of Maryland, (B) taxable at the maximum combined effective rate provided for under applicable federal and Maryland state income tax laws (as determined from time to time by the Board in its reasonable judgment after consulting with tax advisors to the Company) with respect to such taxable income, taking into account the character of the items of income; and (ii) as if allocations from the Company were, for such year, the sole source of income and loss for such Member. If the total distributions that otherwise would be distributed with respect to a year to each Member under this Agreement, without regard to this Section 4.02(b), are sufficient to satisfy the minimum amounts of distributions required to be paid to each Member under this Section 4.02(b), then no Tax Distributions will be paid for such year, and distributions for such year will be payable pursuant to the other provisions of this Agreement. Furthermore, no Tax Distributions are to be paid in connection with the dissolution and liquidation of the Company.

(i) Tax Distributions may be made during a year to enable the Members to satisfy estimated tax liabilities with respect to income and gains realized by the Company (and not otherwise covered by distributions) during such year, and such Tax Distributions shall be treated during such year as advances (and not distributions). If such advances or portions thereof are required to be returned at the end of a year (after review of such Member’s share of the Company’s taxable income for which Tax Distributions are distributable), such portions shall be returned promptly to the Company without interest. Any portion of such advance not required to be returned at the end of the year shall be deemed a Tax Distribution at that time. Any tax “withholding” or similar payments made by the Company pursuant to Section 4.05 on behalf of a Member with respect to a Member’s share of Company income or distributions with respect to a year shall be treated by the Company as distributions creditable against the Tax Distributions requirement for such year under this Section 4.02(b), if the Member does not reimburse the Company for such “withholding” or similar payments.

(ii) All Tax Distributions made by the Company to or on behalf of a Member shall, for purposes of determining future distributions to be made to such Member under Section 4.02(a)(iii), be treated as a prepayment of distributions otherwise to have been made to such Member under Section 4.02(a)(iii), by reducing the amount of the next succeeding distribution or distributions otherwise distributable to such Member under Section 4.02(a)(iii) by the amount of Tax Distributions for which no prior reduction under Section 4.02(a)(iii) has been made.

(c) Right of Set-Off. The Board will have the right to cause the Company to apply all or any portion of any amount of a distribution otherwise distributable to a Member against any advances or other sums then due and owing to the Company from or on behalf of such Member pursuant to this Agreement, including, without limitation, advances under Section 4.05 that are not repaid. The portion of any such distribution so applied as a set-off against amounts due and owing shall, even though not physically distributed to the Member, be treated as a distribution with respect to the Member’s Units for purposes of this Agreement, including, but not limited to, the determination of the Member’s Capital Account balance and the amount of future allocations and distributions to which the Member is entitled. In addition, to the extent the amount applied is being set off for payment of an unpaid Capital Contribution, the amount shall be treated as a Capital Contribution by the Member as of the date of the distribution so applied.

4.03 Allocations for Tax Purposes; Effect of Change of Units.
 Except as otherwise provided herein, each item of income, gain, loss, or expense of the Company shall be allocated to the Members in the same manner as allocations are made of Net Income, Net Loss and other items of income, gain, loss, or expense pursuant to Section 4.01 and Exhibit C. If (i) there is a Transfer of, or issuance of any additional, Units in the Company other than as of the end of a calendar year, and (ii) after such Transfer or additional issuance the Company is treated as a partnership for federal income tax purposes, then all items to be allocated, credited, charged or distributed for such year shall be prorated in accordance with section 706 of the Code, using any convention permitted by law and selected by the Board; provided, however, that if the Company utilizes the cash method of accounting, certain “allowable cash basis items” as defined in Code section 706(d)(2) shall be allocated as therein specified. Selection of the specific allowable method will be made by the Board, unless a transferor Member and a transferee themselves specify, with respect to the transferred Units, a method that is permitted under the Code. A Representative will have no liability to any Member in connection with the determination of each Member’s share of prorated allocations of income or losses if such allocations were made in good faith in accordance with the terms of this Agreement or in reliance on the advice of the Company’s accountants or tax counsel.

4.04 Partnership Tax Items and Modifications to Allocations.
At all times during which the Company is treated as a partnership for federal income tax purposes, the following provisions shall apply.

(a) The Board, in its sole discretion, may cause the Company to elect pursuant to section 754 of the Code and the Regulations to adjust the basis of the Company assets as provided by sections 743 or 734 of the Code and the Regulations thereunder. The Company shall make such other elections for federal income tax purposes as may be determined by the Board, acting in its sole and absolute discretion.

(b) The Board shall prepare and execute any amendments to this Agreement, which amendments need not be approved by the Members as otherwise required under Section 11.01 to become effective, as are necessary for the Company to comply with the provisions of Regulations sections 1.704-1(b), 1.704-1(c), and 1.704-3 upon the happening of: (i) a liquidation of the Company within the meaning of Regulations section 1.704-1(b)(2)(ii)(g), other than a constructive termination of the Company pursuant to Code section 708(b)(1)(B); (ii) the contribution or distribution of any property, other than a de minimis amount, to or by the Company in exchange for Units or another form of Interest in the Company; or (iii) the issuance of Units or other form of Interest to a new or existing Member after the date of this Agreement as consideration for the provision of services to or on behalf of the Company by a Person acting in a Member capacity or in anticipation of being a Member; provided, however, that adjustments pursuant to clauses (ii) or (iii) are to be made only if the Board reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members. Under any other circumstance, the Board shall prepare and execute any amendments to this Agreement, which amendments need not be approved by the Members, as are necessary for the Company to comply with the provisions of Regulations sections 1.704-1(b), 1.704-1(c) and 1.704-3, but only if the Board determines that such amendment (I) is required or prudent to comply with the Regulations and (II) is not likely to have a material effect on the amounts distributable to any Member of the Company.

(c)

(i) With respect to each taxable year of the Company beginning on or before December 31, 2017, a “Tax Matters Member” shall be selected to serve as the Company’s “tax matters partner” within the meaning of Code section 6231(a)(7) if the Company is subject to the rules for coordinated audit proceedings under subchapter C of chapter 63 of the Code (after taking into account Code section 6231(a)(1)(B)). The Tax Matters Member shall be selected by the Board and shall be a Member that is permitted to serve as the Company’s “tax matter partner” under Code section 6231(a)(7) and the Regulations promulgated thereunder. With respect to each taxable year of the Company beginning after December 31, 2017, the Board is hereby authorized to designate a Member or any other Person with a substantial presence in the United States as the Company’s “partnership representative” within the meaning of Code section 6223(a) of the BBA Provisions (the “Partnership Representative”). The Tax Matters Member or Partnership Representative (in either case, the “Company Tax Rep”) shall be selected, and may be changed from time to time, by the Board.

(ii) The Company Tax Rep is authorized and required to represent the Company in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. Each Member and other holder of Units agrees to, and shall, (A) cooperate with the Board and the Company Tax Rep in the determination of the liability of the Company and each Member or other holder of Units pursuant to this Section 4.04(c), including providing such information and documentation as is reasonably requested by the Board or Company Tax Rep in connection with any audit, examination or similar proceeding of or with respect to the Company conducted by any tax authority, including resulting administrative and judicial proceedings, and (B) do or refrain from doing any or all things reasonably required by the Board or Company Tax Rep to conduct such proceedings. Any reasonable direct, out-of-pocket expense incurred by the Company Tax Rep in carrying out his, her, or its obligations hereunder shall be allocated to and charged to the Company as an expense of the Company for which the Company Tax Rep shall be reimbursed. In connection with any of the actions set forth in this Section 4.04(c), the Company Tax Rep shall have the authority to determine the proper tax and accounting treatment of such action in his, her or its reasonable discretion and in reliance upon the applicable provisions of the Code and the Regulations promulgated thereunder.

(iii) With respect to each taxable year of the Company beginning after December 31, 2017 (a “Later Year”), the Company Tax Rep is hereby authorized to cause the Company to make the election described in Code section 6226 of the BBA Provisions, and/or to file one or more requests for administrative adjustments under Code section 6227 of the BBA Provisions. If for any Later Year there is an adjustment in the amount of any item of income, gain, loss, deduction or credit of the Company, or the distributive share thereof of any current or former Member or other holder of Units (each, a “Unitholder”), under Code section 6225(a) of the BBA Provisions, each Unitholder to which all or any portion of such adjustment is properly allocable, as determined by the Company Tax Rep in good faith and after consultation with the Company’s professional tax advisors, shall take any such actions as the Company Tax Rep may reasonably request for purposes of modifying the imputed underpayment with respect to such adjustment in accordance with Code section 6225(c) of the BBA Provisions and any Regulations issued thereunder, including (A) filing U.S. federal income tax returns for the taxable year of such Unitholder that includes the end of such taxable year of the Company and any other affected taxable years of such Unitholder, (B) taking into account on such returns such adjustments, or the portions thereof, that are properly allocable to such Unitholder, as determined by the Company Tax Rep, and (C) including with such returns any tax due.

(iv) If, as a result of any adjustments in the amounts of any items of income, gain, loss, deduction or credit with respect to any Later Year, the Company pays any imputed underpayment (as determined under Code section 6225(b) of the BBA Provisions), penalties, additions to tax or interest, the Board shall be entitled to (A) treat such payments as distributions by the Company to the Unitholders in such proportions as the Board, with the advice of the Company’s professional tax advisors, determines to be equitable, taking into account the Unitholders’ respective shares of such adjustments, and (B) reduce any distribution otherwise required or permitted to be made under this Agreement to any Unitholder by any such deemed distribution to such Unitholder. If the Company is obligated to pay any imputed underpayment (as determined under Code section 6225(b) of the BBA Provisions) or any penalties, additions to tax or interest relating thereto and such payment is determined by the Board to be attributable to a Unitholder or all or any portion of a Unitholder’s current or former interest in the Company, such Unitholder, whether or not still an owner of Units, shall indemnify, reimburse, hold harmless and otherwise pay the Company in full for the entire amount paid (including, any interest, penalties and expenses associated with such payment, but excluding any amounts that have been deducted from distributions otherwise payable to such Unitholder or with respect to such Unitholder’s current or former interest in the Company as provided in the immediately preceding sentence).  Any amounts paid by a Unitholder pursuant to this Section 4.04(c)(iv) shall be treated as a capital contribution to the Company for United States federal income tax purposes, and the amounts paid by the Company with respect to such Unitholder for which the Unitholder is reimbursing the Company shall be treated as a distribution to such Unitholder in return of capital contributions; provided, however, that such payments shall not affect the Capital Accounts or Unreturned Capital Contribution amounts of, any other Capital Contributions to be made by, or the distributions and allocations otherwise to be made to the applicable Unitholders under this Agreement without regard to this paragraph.

(v) The obligations of each Unitholder, whether current or former, under this Section 4.04(c) shall survive the Transfer or other termination of such Unitholder’s Interest in the Company and shall survive the dissolution of the Company.

(d) In accordance with section 704(c) of the Code and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value (as agreed by the Company and the contributing Member) at the time of contribution; provided, however, that with respect to any variations that may exist with respect to the assets contributed (or deemed as being contributed for tax purposes) to the Company by the Minority Member as its initial Capital Contribution, such variations shall be taken into account using the “traditional method” as described in Regulations section 1.704-3(d). If any Company asset has been revalued on the books of the Company and the Capital Accounts of the Members adjusted under section 1.704-1(b)(2)(iv)(f) of the Regulations, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its adjusted book value in the same manner as, but not necessarily under the same convention(s) or method(s) specifically used by the Company for its allocations actually made or to be made by the Company, under section 704(c) of the Code and the Regulations thereunder.

(e) The Board shall cause the Company to file a federal income tax return and all other tax returns required to be filed by the Company for each fiscal year or part thereof for which such returns are required. In connection with all such returns, the Board shall provide to each Person who at any time during the fiscal year was recognized under this Agreement as a Member with an annual statement or statements (including a copy of Schedule K-1 to IRS Form 1065 or any successor Form) indicating such Person’s share of the Company’s income, loss, gain, expense and other items relevant for federal income tax purposes and any appropriate state or local income tax purposes.

4.05 Tax Withholding.
 The Board is hereby authorized to cause the Company to pay, on behalf of or with respect to any Member, any amounts to a federal, foreign, state or local taxing authority as may be necessary for the Company to comply with tax withholding provisions of the Code or other income tax or revenue laws of any applicable taxing authority, whether because the Member is considered a nonresident for any state or local income tax purposes or not to be a “United States person” for federal income tax purposes or for any other reason. Any such amount paid by the Company shall be treated as a distribution by the Company to such Member, and shall be offset against any distributions otherwise due to the Member. In addition, if the amount of any such tax withholding or payment exceeds the amount of unpaid distributions otherwise owing to such Member with respect to the year or other period for which such tax payment was made, the Company shall, in the sole discretion of the Board, either (i) treat such excess amount as an offset against any future distributions to be made to such Member, or (ii) require the Member on whose behalf such payments were made to reimburse the Company for such excess amount.

4.06 Books of Account; Member Inspection Rights.

(a) The Board shall maintain, or otherwise cause the Company to maintain, books, records and accounts of all operations and expenditures of the Company, and shall determine all items of income, expense, Net Income, and Net Loss in accordance with the method of accounting selected by the Board, consistently applied. All of the records and books of account of the Company, in whatever form maintained, shall at all times be maintained at the principal office of the Company or another location designated by the Board and shall be open to the inspection and examination of the Members or their representatives during reasonable business hours. Such right of inspection and examination may be exercised through any agent or employee of a Member designated by it or by an attorney or independent certified public accountant designated by such Member. Such Member shall bear all expenses incurred in any examination made on behalf of such Member.

(b) All expenses in connection with the keeping of the books and records of the Company and the preparation of financial statements required to implement the provisions of this Agreement or otherwise needed for the conduct of the Company’s business shall be borne by the Company as an ordinary expense of its business.

4.07           Incentive Interest Safe Harbor Election. In furtherance and not derogation of the authority granted to the Board under Article V, subject to the terms hereof, the Board is hereby authorized to cause the Company to make the safe harbor election for valuing Interests issued in connection with the performance of services by any employee (or other service provider) as contemplated in IRS Notice 2005-43 (the “Safe Harbor Election”), as the same may be permitted pursuant to or in accordance with the finally promulgated successor rules to Proposed Regulations section 1.83-3(1) and IRS Notice 2005-43, whether promulgated in the form of one or more final Regulations, revenue rulings, revenue procedures, notices, and/or other IRS guidance (collectively, the “Ultimate Rules”). Such Safe Harbor Election shall be made if, and at such time as, the Board may determine in its sole discretion. In connection with any Safe Harbor Election, the provisions below in this Section also shall apply.

(a)
Binding Election. Any such Safe Harbor Election shall be binding on the Company and on all of its holders of Interests with respect to all transfers of Interests made while a Safe Harbor Election is in effect. A Safe Harbor Election, once made, may be revoked at any time by the Company, upon determination by the Board in its sole discretion, as permitted by the Ultimate Rules or any other applicable rule.

(b)
Agreement to Comply. Each holder of Units or any other Interest, by signing this Agreement or by accepting a transfer of any Units or any other Interest in the Company, hereby agrees to comply with all requirements of the Safe Harbor Election with respect to any Interest to which the Safe Harbor Election applies while the Safe Harbor Election remains effective.

(c)
Filings. The Board shall file or cause the Company to file all returns, reports and other documentation as may be required to perfect and maintain the Safe Harbor Election with respect to transfers of such Interests.

(d)
Board’s Authority to Amend. The Board is hereby authorized and empowered, without further vote or action of the Members, to amend this Agreement as necessary to comply with the Ultimate Rules or any other rule or rules, including the allocation provisions of the Agreement, that may be required in order to provide for a Safe Harbor Election and the ability to maintain or revoke the Safe Harbor Election, and the Board shall have the authority to execute any such amendment by and on behalf of each Member or other holder of Units.

(e)
Agreement to Cooperate. Each holder of Units or any other Interests agrees to (i) cooperate with the Company and the Board to perfect and maintain any Safe Harbor Election, (ii) timely execute and deliver any documentation with respect thereto reasonably requested by the Board, and (iii) take no position in any filings or other communications with the IRS or any other taxing authority that is contrary to any Safe Harbor Election in effect for the Company.

(f)           Binding on Transferees and Assignees. No transfer, assignment, or other disposition of any Units or other Interest by a holder of any Interest shall be effective unless prior to such transfer, assignment, or disposition the transferee, assignee, or intended recipient of such Units or other Interest shall have agreed in writing to be bound by the provisions of this Section 4.07, in a form satisfactory to the Board.

ARTICLE V
MANAGEMENT

5.01 Duties and Authority of Board of Representatives. All limited liability company powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, its Board of Representatives (the “Board”) or by such executive or other committees as the Board may establish pursuant to this Agreement, except only for those acts and things as to which approval by the Members is expressly required by the Certificate of Formation, this Agreement, the Act, or other applicable law. The business and affairs of the Company shall be managed by its Board and by any officers as may be authorized by the Board, and not by any of the Members in their roles as members. Except as otherwise expressly provided in this Agreement, (i) the Board shall conduct, direct, and exercise full control over all activities, policies and affairs of the Company, and (ii) all management powers over the business and affairs of the Company shall be exclusively vested in the Board, subject to the Board’s authority to delegate powers and duties to the officers and others as set forth herein. Each member of the Board is sometimes referred to herein as a “Representative”. If the Company at any time is required under the Act or any other applicable laws to have or designate one or more Persons as being a “manager”, the Board is hereby authorized to designate such Person or Persons as it may determine as a “manager” and give any such manager such rights, powers, and duties as the Board may determine. Except for any managers who may be designated by the Board as described in the immediately preceding sentence, the Representatives and any Company officers apportioned by the Board shall be the Company's “company officials” as such term is defined in the Act.

5.02 Election, Term and Removal of Representatives.

(a) The number of Representatives constituting the Board of Representatives shall initially be fixed at three (3). The number of Representative constituting the Board may be hereafter increased or decreased from time to time upon the written determination of Members constituting a Majority in Interest of the Members. Representatives may, but need not, be residents of the State of Delaware or officers or Members of the Company. One of the Representatives shall be elected by the vote or approval of the Minority Member (the “Minority Member Representative") and all of the other Representatives shall be elected by the vote or approval of the Majority Member (each a “Majority Member Representative”). The initial Minority Member is Rodney Hillman, and the initial Majority Member Representatives are Rick Franz and David Van Scoyoc. The name, address, and consent of each initial Representative and any additional or successor Representative to serve in such capacity shall be evidenced in the form of Exhibit B attached hereto and made a part hereof. Notwithstanding anything to the contrary herein, if the Board of Representatives is increased, such increase shall be sufficiently large such that the Minority Member may appoint the number of directors required to maintain 1/3 of the seats on the Board of Representatives and the Minority Member shall be entitled to appoint such number of Representatives as equals 1/3 of the total number of Representatives.

(b) Each Representative shall hold office until the earliest to occur of the death, resignation, removal by the Member entitled to elect such Representative (as provided in Section 5.02(d) below), or expiration of the stated term in office, if any, of such Representative.

(c) Any Representative may resign at any time by giving written notice to the Board. The resignation of any Representative shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The resignation of a Representative who is also a Member or officer shall not affect the resigning Representative’s rights as a Member or officer under this Agreement.

(d) A Representative may be removed at any time and from time to time, with or without cause, only with the written consent of the Member entitled to elect such Representative pursuant to Section 5.02(a).

(e) Any vacancy occurring in a position on the Board, for any other reason, shall be filled as follows: (i) if the vacancy is of a Minority Member Representative, by the vote or approval of the Minority Member, and (ii) if the vacancy is of a Majority Member Representative, by the vote or approval of the Majority Member.

(f) There may be a Chairman of the Board elected by the Representatives from their number at any meeting of the Board. The Chairman shall preside at all meetings of the Board and perform such other duties as may be directed by the Board. He or she shall have the power to call any regular and any special meetings of the Board.

(g) A Representative shall not receive any compensation for serving in the capacity as a Representative; provided, however, that the Company may, upon determination of the Board, agree to reimburse the Representatives for reasonable out-of-pocket expenses incurred by in attending regular and special meetings of the Board. Nothing herein contained, however, shall be construed to preclude any Representative from serving the Company in any other capacity and receiving compensation therefor.

5.03 Meetings of the Board.

(a) Regular meetings of the Board shall be held annually, at times and at locations determined by the Board. Additionally, meetings of the Board may be called by or at the request of the Chairman of the Board, if any, by the President of the Company, or by any Representative. Such meetings may be held either within or without the State of Delaware, as fixed by the Person or Persons calling the meeting.

(b) Special meetings of the Board may be held if the Person or Persons calling a special meeting, provides, at least ten (10) days before the meeting, notice thereof by any usual means of communication, including without limitation by electronic mail or other electronic means. Such notice need not specify the purpose for which the meeting is called.

(c) Any Representative may waive notice of any meeting. The waiver must be in writing, signed by the Representative entitled to the notice and delivered to the Company for inclusion in the minutes or filing with the Company’s records. A Representative's attendance at or participation in a meeting will constitute a waiver of notice of such meeting, unless the Representative at the beginning of the meeting (or promptly on arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

(d) Except as otherwise expressly set forth in this Agreement, the affirmative vote (whether by proxy or otherwise) of a majority of the members of the Board (and not just a majority of the members present at a meeting thereof) shall be the act of the Board. Except in circumstances where this Agreement provides for a higher level of approval, whenever the term “the approval of the Board” or any like or similar term is used in the Agreement, such term shall mean the approval of the majority of the number of Representatives fixed pursuant to this Agreement and not merely a majority of the Representatives in attendance at a meeting.

(e) A Representative who is present at a meeting of the Board when Company action is taken is deemed to have assented to the action taken unless (i) he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting business at the meeting, (ii) his or her dissent or abstention from the action taken is entered in the minutes of the meeting, or (iii) he or she files written notice of his or her dissent or abstention with the presiding officer of the meeting before its adjournment or with the Company immediately after the adjournment. Such right to dissent shall not apply to a Representative who voted in favor of such action.

(f) Action required or permitted to be taken at a meeting of the Board may be taken without a meeting if evidenced by a written consent, signed and executed by a majority of the number of Representatives fixed pursuant to this Agreement (as such number may be increased or decreased pursuant to Section 5.02(a)), except to the extent a higher percentage of the Representatives must give their affirmative vote for such action by the Company to be effective under this Agreement. The written consents shall be signed by each Representative before or after such action, shall describe the action taken, and shall be included in the minutes or filed with the Company’s records. Such action will become effective when the last Representative necessary for approval of the action signs the consent, unless the consent specifies a different date. A Representative's consent hereunder may be in electronic form and may be delivered to the Company by electronic mail or other electronic means. Any reasonable manifestation of a Representative’s assent shall be considered such Representative’s “signature” for this purpose.

(g) Any one or more Representatives may participate in a meeting of the Board by means of a conference telephone or similar communications device that allows all persons participating in the meeting to simultaneously communicate with all other Persons participating in the meeting, and such participation in a meeting shall be deemed presence in person at such meeting.

5.04 Officers.

(a) Officers of the Company. Subject to Section 5.0(b), the Board may, from time to time, delegate to one or more Persons (including any officer, employee or other agent of the Company and including through the creation and establishment of one or more committees) such authority and duties as the Board may deem advisable. In addition, the Board may assign titles (including, but not limited to, chairman of the board, chief executive officer, chief operating officer, chief financial officer, president, vice president, secretary, assistant secretary, treasurer, assistant treasurer, controller, or assistant controller) and delegate certain authority and duties to such Persons. Any number of titles may be held by the same Person, but no officer may act in more than one capacity where action of two or more officers is required. Absent a specific delegation of authority pursuant to this Section 5.04(a), an officer appointed by the Board shall have such authority and duties as set forth for his or her title in this Section 5.04. Any delegation pursuant to this Section 5.04(a) may be revoked at any time by the Board in its sole discretion.

(b) Appointment and Term. Each officer of the Company shall hold office until his or her death, resignation, retirement, removal by the Board, disqualification, or successor shall have been appointed and qualified.

(c) Removal. Any officer or agent elected or appointed by the Board may be removed by the Board at any time with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the officer or agent so removed.

(d) Resignation. An officer may resign at any time by communicating his or her resignation to the Company, orally or in writing. A resignation is effective when communicated unless it specifies in writing a later effective date. If a resignation is made effective at a later date that is accepted by the Company, the Board may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date. An officer’s resignation does not affect the Company’s contract rights, if any, with the officer.

(e) Compensation of Officers. The compensation of all officers of the Company shall be fixed by the Board, and no officer shall serve the Company in any other capacity and receive compensation therefor unless such additional compensation shall be authorized by the Board.

(f) Officers. The Board may designate any or all of the following officers of the Company and may delegate to such officers day to day management responsibilities and authority, but such delegation will be subject to the powers reserved to the Board and to the Members under this Agreement.

(i) President. The President shall have the powers and duties of supervision and management usually vested in the office of the chief executive officer and shall have and perform such other duties as may from time to time be assigned by the Board.

(ii) Chief Financial Officer. The Chief Financial Officer shall perform such duties as from time to time may be assigned to him or her by the President or the Board. Unless otherwise designated by the Board, the Chief Financial Officer shall also have the responsibilities of the Treasurer.

(iii) Vice Presidents. Vice Presidents, when appointed by the Board, shall have the powers and perform the duties as the Board and the President may from time to time assign. In the absence of and at the request of the President, the Vice President(s) shall perform the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.

(iv) Secretary. The Secretary shall (i) attend all meetings of the Members and the Board or Board committees and, if requested, shall keep true and accurate records of such meetings; (ii) see that all notices are duly given in accordance with the provisions of this Agreement or as required by the Act; (iii) be custodian of the Company’s records and of any seal of the Company and see that any seal of the Company is affixed to all documents the execution of which on behalf of the Company under its seal is duly authorized; (iv) keep a register of the address of each Member as may be furnished to the Secretary by such Member; (v) sign with the President, or a Vice President, any certificates for Interest or Units in the Company, the issuance of which shall have been authorized by resolution of the Board; (vi) maintain and have general charge of any Interest or Unit transfer books of the Company; (vii) attest the signature or certify the incumbency or signature of any officer of the Company; and (viii) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by the Board. The Secretary shall give notice of all meetings of the Members or the Board.

(v) Assistant Secretaries. In the absence of the Secretary or in the event of his or her death or inability or refusal to act, the Assistant Secretaries (if any) in the order of their length of service as Assistant Secretary, unless otherwise determined by the Board, shall perform the duties of the Secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary. An Assistant Secretary shall perform such other duties as may be assigned by the Secretary, by the President, or by the Board.

(vi) Treasurer. The Treasurer shall manage and oversee all funds and securities of the Company, including cash, short-term investments and money market funds, maintain appropriate accounting records as required by law, and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President, by the Board, or by or under this Article.

(vii) Assistant Treasurers. In the absence of the Treasurer or in the event of his or her death or inability or refusal to act, the Assistant Treasurers (if any) in the order of their length of service as such, unless otherwise determined by the Board, shall perform the duties of the Treasurer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Treasurer. An Assistant Treasurer shall perform such other duties as may be assigned by the Secretary, by the President, or by the Board.

(viii) Other Officers. Such other officers may be appointed by the Board with such duties and responsibilities to the Company as may be assigned by the Board.

5.06
Delegation of Authority. In addition to the authority and duties delegated to the officers pursuant to Section 5.05, the Board may, from time to time, delegate to one or more Persons (including any Representative, officer, employee or other agent of the Company and including through the creation and establishment of one or more committees) such authority and duties as the Board may deem advisable. In addition, the Board may assign titles (including, without limitation, manager, chairman, chief executive officer, chief operating officer, president, principal, vice president, secretary, assistant secretary, treasurer, or assistant treasurer) and delegate certain authority and duties to such Persons. Any number of titles may be held by the same Representative or other Person. Any delegation pursuant to this Section 5.06 may be revoked at any time by the Board in its sole discretion.

5.07
Contracts, Loans, Checks and Deposits.

(a)           Execution of Contracts and Instruments. Any instrument regarding a matter approved by the Board, as appropriate, in accordance with this Article V may be executed and delivered on behalf of the Company by any Representative, officer or agent to whom such signatory authority has been delegated by the Board, including any deed, deed of trust, note or other evidence of indebtedness, lease agreement, security agreement, financing statement, contract of sale, or other instrument purporting to convey or encumber, in whole or in part, any or all of the assets of the Company, at any time held in its name, or any receipt or compromise or settlement agreement with respect to the accounts receivable and claims of the Company; no other signature shall be required for any such instrument to be valid, binding, and enforceable against the Company in accordance with its terms. The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company, and such authority may be general or confined to specific instances. Any resolution of the Board authorizing the execution of documents by the proper officers of the Company or by the officers generally will be deemed to authorize such execution by the Chairman of the Board, the President, any Vice President, or the Treasurer, or any other officer if such execution is generally within the scope of the duties of his or her office. No Representative, however, will have the authority to bind the Company, unless such authority has been granted to such Representative by the Board. The Board may by resolution authorize such execution by means of one or more facsimile signatures.

(b)           Loans. No loans may be contracted on behalf of the Company and no evidence of indebtedness may be issued in the Company’s name unless authorized by a resolution or other approval of the Board or Members, in accordance with this Agreement. Such authority may be general or confined to specific instances.

(c)           Checks and Drafts. All checks, drafts or other orders for the payment of money issued in the name of the Company shall be signed by such officer or officers, or agent or agents, of the Company and in such manner as from time to time may be determined by resolution of the Board.

(d)           Deposits. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such depositories as the Board may select or authorize.

5.08           Limitation on Liability.

(a)           Except as otherwise provided herein or in an agreement entered into by such Person and the Company, no Representative will be liable to the Company or to any Member for any act or omission performed or omitted by such Person in his or her capacity as a member of the Board pursuant to authority granted to such Person by this Agreement; provided, however, that, except as otherwise provided herein or in an agreement entered into by such Person and the Company, such limitation of liability will not apply to the extent the act or omission was attributable to such Person’s gross negligence, willful misconduct or knowing violation of law. The Board may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and no Representative or any of such Representative’s Affiliates will be responsible for any misconduct or negligence on the part of any such agent appointed by the Board (so long as such agent was selected in good faith and with reasonable care). The Board will be entitled to rely upon the advice of legal counsel, independent public accountants and other experts, including financial advisors, and any act of or failure to act by the Board in good-faith reliance on such advice will in no event subject the Board or any Representative thereof to liability to the Company or any Member.

(b)           Whenever in this Agreement or any other agreement contemplated herein, the Board is permitted or required to take any action or to make a decision in its “sole discretion” or “discretion,” with “complete discretion” or under a grant of similar authority or latitude, the Board and each Representative shall be entitled to consider such interests and factors as it desires.

(c)           Whenever in this Agreement or any other agreement contemplated herein the Board is permitted or required to take any action or to make a decision in its “good faith” or under another express standard, the Board shall act under such express standard and, to the extent permitted by applicable law, shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein, and, notwithstanding anything contained herein to the contrary, so long as the Board acts in good faith, the resolution, action, or terms so made, taken, or provided by the Board will not constitute a breach of this Agreement or any other agreement contemplated herein or impose liability upon the Board, any Representative, or any of such Representative’s Affiliates.

5.09           Resignation of Brekford.. Brekford Corp., by entering into this Agreement as a Member of the Company, hereby resigns as Manager of the Company effective as of the date of this Agreement.

ARTICLE VI
ACTIONS OF THE MEMBERS

6.01 Meetings and Actions of Members.
There are no required meetings of the Members, whether annually or otherwise. Any actions taken by the Members, shall be in accordance with the affirmative vote or written consent of the Members holding the requisite percentage of Units necessary to take such action. Unless action by Members holding a different percentage of Units or action by any single Member is specifically required in this Agreement or in the Act, all actions taken by the Members shall be in accordance with the decision of Members constituting a Majority in Interest of the Members. A Member’s consent hereunder may be provided in electronic form and may be delivered by electronic mail or other electronic means. Any reasonable manifestation of a Member’s assent shall be considered such Member’s “written consent” for this purpose.

ARTICLE VII
LIMITATION OF LIABILITY AND INDEMNIFICATION
OF REPRESENTATIVES, OFFICERS AND MEMBERS

7.01 Limitation of Liability.
No Member, Representative or officer shall be liable for the debts, obligations, and liabilities of the Company beyond, in the case of the Member, the Capital Contributions the Member has made or agreed to make herein or in writing as required under Section 3.01. Except as otherwise expressly provided herein, a Member shall not be required to contribute to the capital of, or to loan any funds to, the Company. However, a Member will be required to return to the Company any distribution made to it in clear and manifest accounting or similar error. The immediately preceding sentence constitutes a compromise to which all Members have consented within the meaning of the Act. The failure by the Company or any of its Members, Representatives or officers to observe any formalities or requirements relating to the exercise of the powers and management of the Company’s business and affairs under this Agreement or the Act shall not be grounds for imposing personal liability on any Member, Representative or officer. If the Act is amended to authorize action further eliminating or limiting the liability of the Board, Members or officers, then the liability of the Board, Members or officers of the Company will be eliminated or limited to the fullest extent permitted by the Act as so amended. Any repeal or modification of this Section shall not adversely affect the right or protection of a Representative, Member or officer existing at the time of such repeal or modification.

7.02 Reimbursements; Indemnification.
The Company shall indemnify the Representatives, Members and officers to the fullest extent permitted or required by the Act, as amended from time to time; provided, however, that no Member or other holder of Units is to be reimbursed or indemnified by the Company for any federal, state or local income, estate, gift or other taxes imposed on the Member, or other holder, or the ultimate owners thereof by reason of (i) such Member’s, or other holder’s, having, selling or otherwise transferring any Units or (ii) allocation of income or gain from the Company or the Company’s being treated as a flow-through entity, and not a separate taxable entity, for purposes of income tax laws. The Company may advance expenses to be incurred by a Representative, Member or officer upon application therefor and the receipt by the Company of an agreement by the Representative, Member or officer to repay the Company for such advances, if the Representative, Member or officer receiving such advances is found by a court of competent jurisdiction, upon entry of a final judgment, to have violated any of the exceptions to limitation of liability or indemnification contained in Section 7.01, in this Section 7.02 or in the Act, which shall be deemed to preclude indemnification. The Company may also indemnify its employees and other representatives or agents up to the fullest extent permitted under the Act or other applicable law. Any promissory note executed by or in connection with a request for indemnification shall be deemed paid and satisfied in full if it is ultimately determined that such Person is entitled to be indemnified by the Company against such expenses. Notwithstanding the foregoing, except as otherwise specifically approved by the Board, the indemnity provided in this Section will be operative only (i) in the context of third-party suits or claims, and not in connection with demands, claims, suits, actions or proceedings either (A) initiated by any Member, other holder of Units or any Affiliate thereof against another Member, other holder of Units or any Affiliate, or (B) between the Company and a Member, Representative or officer, and (ii) with respect to courses of action or inaction of the party seeking indemnification that did not constitute gross negligence, fraud, willful misconduct, malfeasance, breach of such party’s fiduciary duty, or material breach of any representation, warranty, covenant or agreement set forth in this Agreement.

7.03 Other Rights.
The indemnification provided by this Agreement shall: (i) be deemed exclusive of any other rights to which a Person seeking indemnification may be entitled under any statute, agreement, vote of Members or disinterested Representatives, or otherwise, both as to action in official capacities and as to action in another capacity while holding such office; (ii) continue as to a Person who ceases to be a Representative, Member or officer; (iii) inure to the benefit of the estate, heirs, executors, administrators, or other successors of an indemnitee; and (iv) not be deemed to create any rights for the benefit of any other Person.

7.04
Fiduciary Duties and Obligations. Except as may otherwise be set forth herein, a Representative shall not have any duties, including fiduciary duties, to the Company, the Members or any other Persons solely by reason of being a Representative, except to the extent that such duties are prohibited from being waived by the Act. To the maximum extent permitted by law, the Members, acting in their capacity as such, shall have no fiduciary duties to the Company, its Members or other Persons.

ARTICLE VIII
TRANSFERABILITY OF UNITS

8.01 Transferability of Units.
The term “Transfer” when used in this Agreement with respect to a Unit includes a direct or indirect sale (including a change of control), assignment, gift, exchange, or other disposition. Except as otherwise provided in the Act or other applicable law, no Member or other holder of Units shall, subject to Article X, at any time Transfer all or any portion of its Units except with the prior written consent of the Board, provided, that, the Minority Member may Transfer all (but not less than all) of its Units to Public Safety Vehicle Upfitting, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Minority Member (“Public Safety”) so long as (i) Public Safety is a wholly-owned subsidiary of the Minority Member on the date of such Transfer, (ii) Public Safety complies with the other provisions of this Section 8.01 prior to being admitted as Member and (iii) the Brekford Corp. agrees to remain liable for Public Safety’s pro rata portion of additional Capital Contributions required hereunder following the transfer. Any attempted Transfer of Units that does not comply with the provisions of this Section 8.01 shall be void ab initio and shall not be recognized by the Company for any purpose. Unless and until admitted as a substituted Member in accordance with this Section 8.01, the transferee shall not have the rights, powers or privileges of a Member with respect to the Transferred Units, and the transferee shall be entitled only to receive the distributions and allocations of Income, gains, expenses and Losses to which the transferor would be entitled but for the transfer of the Units, subject to all terms and conditions of this Agreement. A transferee of Units may be admitted as a Member of the Company upon the satisfaction of the following conditions: (a) the transferee has executed and delivered all documents reasonably deemed appropriate by the Board to reflect the transferee’s admission to the Company and agreement to be bound by this Agreement; and (b) if requested by the Board, payment has been made to the Company of all reasonable costs and expenses of admitting such transferee as a substituted Member.

8.02 Drag-Along Rights.

(a) From and after the time (if any) when the Board, upon the determination of a Majority in Interest of the Members, has informed each of the Members that a Majority in Interest of the Members desires to effectuate a sale or exchange of all of the Company’s Units (a “Units Sale”), the Company and each Member shall, subject to Section 8.03(c), (i) cooperate in good faith to effectuate such Units Sale, and (ii) consent to and raise no objections against, and take all necessary or desirable actions in connection with, the consummation of such Units Sale, including those reasonably requested by the Board. The drag-along rights set forth in this Section 8.03 will apply to a Units Sale only if (i) such sale is to be made only pursuant to a definitive purchase and sale agreement or similar agreement setting forth all of the material terms and conditions relative to such Units Sale, (ii) the Board delivers a copy of such agreement to all of the Members and other recognized holders of Units in accordance with Section 11.11 at least ten (10) days before the closing or other consummation of such Units Sale, and (iii) such Units Sale is an arm’s-length transaction with a primary buyer that is not an Affiliate of any Representative or any Member owning a Majority in Interest of the Units, except that the conditions and restrictions in this clause (iii) shall not be applicable to any Units Sale whose terms are approved by a Majority in Interest of the Members that are not Affiliates of such Representative or such Member owning a Majority in Interest of the Units. Without limiting the generality of the foregoing, subject to the terms set forth in this Section 8.02, each Member or other holder of Units hereby waives any dissenter’s rights, appraisal rights, or similar rights in connection with such Units Sale, and each Member or other holder of Units agrees to sell or exchange any or all of his, her or its Units on the terms and conditions approved by a Majority in Interest of the Members (including the making of all required customary representations, warranties, covenants, indemnities and agreements). Further, each Member agrees to and shall, in connection with such Units Sale, sell, assign, Transfer and convey his, her, or its Units free and clear of any and all liens and encumbrances.

(b) In connection with any Units Sale pursuant to this Section 8.02, each Member shall receive the same form of consideration and the same portion of the aggregate consideration as such Member would have received if the aggregate consideration paid by the buyer in connection with such Units Sale (the “Aggregate Consideration”) had been paid directly to the Company and then distributed by the Company pursuant to Section 9.03 determined as of the consummation of the Units Sale (after giving effect to any transfer taxes payable in connection with such Units Sale, the amount of which will be paid directly by the Person(s) owing such taxes). Each Member or other holder of Units will take all necessary or desirable actions in connection with the receipt of the Aggregate Consideration from such Units Sale as is requested by the Majority in Interest of the Members to effectuate the foregoing (including the making of all required customary representations, warranties, covenants and indemnities).

(c) The Company shall pay the costs of any sale of Units pursuant to a Units Sale to the extent such costs are incurred for the benefit of all Members and are not otherwise paid by the acquiring party, including, in any event, the reasonable fees and disbursements of one counsel selected by the Board to represent the Members and the Company. To the extent the Company does not have sufficient available cash to pay all such costs and the acquiring party does not pay such costs, the Board may cause such excess costs to be funded by withholding a proportionate amount of the consideration to be received by each Member or other holder of Units from the Units Sale, with each Member’s or other holder’s share of such withholding to be determined as if such costs were an expense of the Company in connection with a distribution pursuant to Section 9.03. Costs incurred by any Member or other holder of Units on his, her, or its own behalf will not be considered costs of a Units Sale under this Section 8.02(c).

(d) Notwithstanding any other provision of this Section 8.02, neither the Board nor a Majority in Interest of the Members may exercise the provisions of Sections 8.02(a)-(c) until after the fifth anniversary of the date hereof.

8.03 Repurchase Option for Class B Units.  Notwithstanding any other provision herein to the contrary, the Class B Units of the Company may be issued pursuant to restricted equity award agreements, or similar agreements between the Company and the recipient of the Class B Units, that provide for limitations on the transferability of such Units and give the Company the right to repurchase such Class B Units in the event of the termination of the purchaser’s employment or other service-provider relationship with the Company for any reason, whether with or without cause, and including by reason of death or disability. Transfer limitations and terms of any such repurchase option and the vesting schedule for the Class B Units issued thereunder may be as set forth in the individual restricted equity award agreements, as approved by the Board, as long as such terms do not provide for payment by the Company for any Class B Unit of any amounts in excess of the fair market value of the Class B Unit or the amount to which the Class B Unit would be entitled upon a dissolution of the Company and liquidation of its assets at the time in accordance with Section 9.03.

ARTICLE IX
DISSOLUTION AND TERMINATION

9.01 Dissolution Events.

(a) The Company shall be dissolved upon the first to occur of the following events (a “Dissolution Event”):

(i) if the Company’s Certificate of Formation are subsequently amended to provide for a definite period of duration for the Company’s existence, the close of business on the last day of such period;

(ii) the written consent of the Board, the Majority Member and the Minority Member to dissolve the Company;

(iii) the sale or other disposition of all or substantially all of the Company’s assets in consideration for which the Company receives no property other than cash and cash equivalents, except upon a determination at such time by the Board for the Company not to dissolve;

(iv) the happening of any event upon which a Member ceases (as defined in the Act) to be a member of the Company, if the Company no longer has any other Members; provided, however, that the Company shall not be dissolved upon the cessation of membership of its last Member if, within ninety (90) days of the event of cessation of membership of its last Member, the assignee or the fiduciary of such Member agrees in writing that the business of the Company may be continued until the admission of the assignee or fiduciary of the estate or its designee to the Company as a Member, effective as of the occurrence of the event that causes the cessation of membership of the last Member; or

(v) the entry of a decree of judicial dissolution under the Act.

Notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event as set forth above. None of the termination events set forth in section 18-801 of the Act shall cause the dissolution of the Company. This Section 9.01 is expressly intended to override and replace the provisions of Section 18-801(a)(3) of the Act, to the greatest extent permitted by law.

(b) Upon the dissolution of the Company, the business and affairs of the Company shall terminate and be wound up, and the assets of the Company shall be liquidated under this Article IX. Dissolution of the Company shall be effective as of the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until there has been a complete winding up and liquidation of the Company’s business and affairs, and the assets of the Company have been distributed as provided in Section 9.03. Upon dissolution of the Company, the Board may cause any part or all of the assets of the Company to be sold in such manner as the Board shall determine in an effort to obtain the best prices for such assets; provided, however, that the Board may, in its discretion, distribute assets of the Company in kind to the Members to the extent practicable.

9.02 Certificate of Cancellation.
Upon completion of the distribution of Company assets as provided in this Article IX, the Company is terminated (and shall not be terminated prior to such time), and the Board (or such other Person or Persons as the Act may require or permit) shall file a Certificate of Cancellation with the Secretary of State, cancel any other filings made pursuant to Article II hereof and take such other actions as may be necessary to terminate the Company. The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 9.02.

9.03 Liquidation Priorities.
In settling accounts after dissolution of the Company, the assets of the Company shall be paid in the following order and priority:

(a) first, to the creditors of the Company, in the order of priority as provided by law, excluding to Members with respect to their Units or Capital Contributions, but including Members on account of any loans made to, or other debts owed to them by, the Company;

(b) next, to the Members and any other Persons recognized under this Agreement as an owner of Units in accordance with the positive balances in their Capital Accounts, after giving effect to all Capital Contributions, prior distributions, and allocations of income, gain, loss, or deduction for all periods (including allocations in connection with the Company's dissolution and liquidation); provided, however, that if such Capital Account balances (after making all adjustments required under the immediately preceding clause) exceed the amount available to be distributed under this Section 9.03(b), distributions under this Section 9.03(b) shall be made among the holders of Units in the following priority: (I) first, to the extent of the amount of Unreturned Capital Contributions with respect to any Unit, distributions shall be made to the holders of such Units, to the extent of, and in proportion to, their Units’ amounts of Unreturned Capital Contributions; and (II) then, any remaining amounts shall be distributed to and among all holders of Units in proportion to their remaining Capital Account balances, after giving effect to all of the distributions under the foregoing clauses of this proviso; and

(c) the balance, if any, to the Members and other Persons recognized under this Agreement as an owner of Units, in proportion to their numbers of Units, regardless of Class.

Distributions upon liquidation of the Company (or any Member’s Interest in the Company) and related adjustments shall be made by the end of the taxable year of the liquidation (or, if later, within ninety (90) days after the date of such liquidation) or at such other time as may be permitted by the Regulations. Notwithstanding anything to this Agreement to the contrary, distributions to holders of Class B Units pursuant to Section 9.03(b) above may be modified by the Board to the extent necessary, in the reasonable discretion of the Board after consultation with the Company’s tax advisors, in order to cause such distributions and permit the Class B Units to comply with the requirements of Section 2.09.

9.04 Winding Up.
A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 9.03 in order to minimize any losses otherwise attendant upon such winding up and liquidation. The Company shall set aside adequate reserves to discharge all costs, expenses, and liabilities theretofore incurred or for which the Company has committed prior to the date of termination so that all distributions in kind to Members and other holders of Units will be free and clear of such costs, expenses, and liabilities. The distribution of cash and/or property to a Member or other holder of Units in accordance with the provisions of Section 9.03 constitutes a complete return to the Members and other holders of Units of their Capital Contributions and a complete distribution to the Members and other holders of Units of and with respect to their Interests. To the extent that a Member or other holder of Units returns funds to the Company, it has no claim against any other Member or other holder of Units for those funds.

9.05 Resignation.
A Member or other holder of Units shall not have the right or power to effect a voluntary resignation from the Company or withdraw any amount out of his, her or its Capital Account prior to the dissolution and winding up of the Company pursuant to this Article IX, except as otherwise expressly permitted by this Agreement. Any such unpermitted attempted resignation shall be null and void, and, notwithstanding any provision in the Act, the Company shall not be required to make any payment or distribution in connection with the attempted resignation. This Section 9.05 expressly overrides any rights to distributions or other payments to which a Member or any assignee thereof might otherwise be entitled under the default provisions of section 18-604 of the Act or any other provisions of the Act. Any Member or other holder of Units that attempts to resign in contravention of this Section 9.05 shall indemnify, defend, and hold harmless the Company and all other Members (other than a Member who is, at the time of such resignation, in default under this Agreement) from and against any losses, expenses, judgments, fines, settlements, or damages suffered or incurred by the Company or any such other Member arising out of, or resulting from, such attempted resignation.

9.06 No Deficit Restoration Obligation.
Notwithstanding anything to the contrary in this Agreement, upon a liquidation within the meaning of Regulations section 1.704-1(b)(2)(ii)(g), if any Member has a deficit Capital Account balance (after giving effect to all contributions, distributions, allocations, and other Capital Account adjustments for all fiscal years, including the fiscal year in which the liquidation occurs), such Member shall not have any obligation to make any Capital Contribution to the Company, and the negative balance of such Member’s Capital Account shall not be considered a debt owed by such Member to the Company or to any other Person for any purpose whatsoever.

9.07 Return of Capital Contributions Nonrecourse to Other Members.
Except as provided by law or as expressly provided in this Agreement, upon dissolution each Member or other holder of Units may look solely to the assets of the Company for the return of any Capital Contribution with respect to his, her, or its Units. If the Company’s property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the Capital Contributions to one or more Members or other holders of Units, such Members or other holders of Units shall not have any recourse against any other Member or Representative except as otherwise provided in Section 7.01.

ARTICLE X
PUT RIGHT

10.01 Put Right. On or after the seventh anniversary of the date of this Agreement, the Minority Member will have the right to cause the Company to redeem its entire Interest on the terms and conditions set forth in this Article X; provided, however, that the Company shall not be required to undertake any such redemption in the event that the Board reasonably determines in good faith that the Company would have insufficient available cash and liquidity for the ongoing operations of the Company’s business following such redemption. The Minority Member shall exercise this put right by delivering to the Company written notice (a “Put Notice”) of its desire to cause the Company to redeem its entire Interest pursuant to this Article X.

10.02 Purchase Price; Payment Terms. If the Company is required to redeem the Minority Member’s Interest pursuant to Sections 10.01, the purchase price (the “Redemption Price”) shall be equal to the fair market value of the Interest as reasonably agreed upon by the Minority Member, the Majority Member and the Company. If the fair market value cannot be agreed upon between the Minority Member, the Majority Member and the Company, then the fair market value shall be determined by a single appraisal made by an appraiser agreed upon by the Members, which appraisal shall be final. If the Members cannot agree on a single appraiser within thirty (30) days after the delivery of the Put Notice, the fair market value for the Interest shall be determined by three appraisers: one appraiser selected by the Majority Member, one selected by the Minority Member and one selected promptly thereafter by the two appraisers. If any party fails to select its appraiser within the applicable thirty (30) day period, the appraiser(s) selected by the other party shall determine the purchase price. The average value determined by the appraiser(s) will be final and the costs of appraisal shall be borne one-half by the Minority Member and one-half by the Company. At the closing of the redemption, the Redemption Price will be payable in immediately available funds; provided, however, the Company may, at its option, fund twenty (20%) of the Redemption Price in immediately available funds at the closing of the redemption and pay the remainder of the Redemption Price by delivery of a promissory note in an original principal amount equal to the unpaid portion of the Redemption Price, which promissory note shall bear interest at an interest rate equal to four percent (3%) per annum, be payable in sixteen (16) equal quarterly installments of principal and interest and provide no penalty for any prepayments.

10.03
Closing of Purchase. Except as provided above, the closing of any purchase of the Minority Member’s Interest by the Company pursuant to this Article X (the “Closing”) shall take place on or before the ninetieth (90th) day following the receipt of the Put Notice, as applicable. At the Closing, (a) the Company shall deliver to the Minority Member (i) cash or other immediately available federal funds in the amount of the cash portion of the Redemption Price then due under this Article X, and (ii) the promissory note, if any, for the balance of the Redemption Price; and (b) the Minority Member shall deliver to the Company any and all documents that reasonably may be required by the Company and remaining Members in connection with the transfer of the Minority Member’s Interest. In the event that the Minority Member fails to cooperate with the requirements of this Section or in any manner relating to the execution of reasonable documentation related to the Closing, then in such event, the Board shall be entitled to document such changes on the books and records of the Company and to amend this Agreement and Exhibit B in accordance with the terms of such Closing, so long as the purchase price required under this Agreement has been tendered in cash or in a combination of cash and a promissory note as permitted under this Agreement.

ARTICLE XI
MISCELLANEOUS

11.01 Amendment.
Except as otherwise specifically provided in this Agreement or as required by applicable law (in which case the Board may amend this Agreement to the extent necessary to comply with such law), this Agreement may be amended in whole or in part only upon the written consent of all of the Class A Members; provided, however, that (i) any modifications or amendments that materially increase any Member’s obligations under this Agreement beyond the obligations the Member would have without such amendment, or that are not applicable proportionately to all Members, or that have a material and disproportionate adverse effect on any Member, will not be effective against any adversely affected Member without such Member’s written consent; (ii) any provision requiring the consent of a specified Member, level or group of Members may not be amended to a lesser voting or consent requirement without the consent of the specified Member, level or group of the Members and (iii) any amendment that adversely affects the rights of a Member materially and disproportionately to other Members will require the written consent of such Member.

11.02 Severability.
Each provision of this Agreement is intended to be severable. If any term or provision of this Agreement or the application thereof to any Person or circumstance is held to be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other Persons or circumstances shall not be affected thereby, and the intent of this Agreement shall be enforced to the greatest extent permitted by law.

11.03 Delaware Law.
The substantive laws of the State of Delaware govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

11.04 Integrated Agreement.
 This Agreement supersedes any and all prior agreements or dealings between the parties hereto and their agents, employees, or officers with respect to the subject matter hereof (except as contained in any other agreements contemplated herein). This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, restrictions, representations, or warranties among the parties other than those set forth or provided for herein.

11.05 Creditors.
None of the provisions of this Agreement are for the benefit of or may be enforceable by any creditors of the Company or of any of its Affiliates, and no creditor that makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time, as a result of making the loan, any direct or indirect interest in Company profits, losses, gains, distributions, capital, or property other than as a secured creditor or unsecured creditor, as the case may be.

11.06 Gender.
Unless the context clearly indicates otherwise, the masculine, feminine, and neuter genders will be deemed to be interchangeable, and the singular includes the plural and vice versa.

11.07 Waiver.
No consent or waiver, express or implied, by the Company, any Representative, or any Member to or for any breach or default by the Company, any Representative, or any other Member in the performance by the Company, any Representative, or such other Member of his, her, or its obligations under this Agreement may be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by the Company, any Representative, or such other Member of the same or any other obligations of the Company, the Representative, or such other Member under this Agreement. Failure on the part of the Company, any Representative, or any Member to complain of any act or failure to act of the Company, any Representative, or any of the other Member or to declare the Company, any Representative, or any of the other Members in default, regardless of how long such failure continues, will not constitute a waiver by the Company, a Representative, or such Member of his, her, or its rights hereunder.

11.08 Binding Agreement.
Subject to the restrictions on transferability set forth in this Agreement, this Agreement inures to the benefit of and is binding upon the Company, the Members and their successors, and assigns.

11.09 Captions.
Captions are included solely for convenience of reference; if there is any conflict between captions and the text of this Agreement, the text shall control.

11.10 Counterparts; Delivery.
This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts are to be construed together and shall constitute one Agreement. This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile or electronic transmission, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto agrees to, and must, re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument may raise the use of facsimile or electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of facsimile or electronic transmission as a defense to the formation of a contract, and each such party forever waives any such defense.

11.11 Notice.

(a) All notices, demands, requests, or consents provided for or permitted to be given pursuant to this Agreement must be in writing, and electronic communications shall be considered to be in writing for this purpose.

(b) All notices, demands, requests, and consents to be sent pursuant to this Agreement to the Company, a Representative or a Member will be deemed to have been properly given or served if addressed to such Person at the Person’s address as it appears on the Company records and (i) personally delivered, (ii) deposited for next day delivery by Federal Express or other similar overnight courier service, (iii) deposited in the United States mail, prepaid, and registered or certified with return receipt requested, (iv) transmitted via telecopier or other similar device to the attention of such Person with receipt acknowledged, or (v) transmitted via electronic mail or other electronic means to the attention of such Person.

(c) All notices, demands, and requests so given will be deemed to be received: (i) when actually received, if personally delivered, deposited for next day delivery with an overnight courier, telecopied, or transmitted via electronic mail or other electronic means, or (ii) as indicated upon the return receipt if deposited in the United States mail.

(d) Each Representative and Member has the right from time to time, and at any time during the term of this Agreement, to change his, her, or its address for notice by delivering to the other parties written notice of such change in the manner prescribed in Section 10.11(b).

(e) All distributions to any Member are to be made at the address to which notices are sent unless otherwise specified in writing by any such Member.

11.12 Member Representations and Agreements.
Notwithstanding anything contained in this Agreement to the contrary, each Member hereby represents and warrants to the Company, the Board, and to each other that: (a) the Units of such Member are acquired for investment purposes only, for the Member’s own account, and not with a view to or in connection with any distribution, reoffer, resale, or other disposition not in compliance with the Securities Act and applicable state securities laws; (b) such Member (i) is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and/or (ii) either alone or together with the Member’s representatives, possesses such expertise, knowledge, and sophistication in financial and business matters generally, and in the type of transactions in which the Company proposes to engage in particular, that the Member is capable of evaluating the merits and economic risks of acquiring and holding the Units and is able to bear all such economic risks now and in the future; (c) such Member has had access to all of the information with respect to the Units acquired by the Member under this Agreement that the Member deems necessary to make a complete evaluation thereof and has had the opportunity to question the other Members and the Company concerning such Units; (d) such Member’s decision to acquire the Units for investment has been based solely upon the evaluation made by the Member; (e) such Member is aware that the Member must bear the economic risk of an investment in the Company for an indefinite period of time because Units in the Company have not been registered under the Securities Act or under the securities laws of the various states and, therefore, cannot be sold unless such Units are subsequently registered under the Securities Act and any applicable state securities laws or an exemption from registration is available; (f) such Member is aware that only the Company may take action to register Units and that the Company is under no such obligation and does not propose to attempt to do so; (g) such Member is aware that this Agreement provides restrictions on the ability of a Member to sell, Transfer, assign, mortgage, hypothecate, or otherwise encumber the Member’s Units; (h) such Member agrees that the Member will truthfully and completely answer all questions and make all covenants that the Company or the Board may, contemporaneously or hereafter, ask or demand for the purpose of establishing compliance with the Securities Act and applicable state securities laws; and (i) if that Member is an Entity, it is duly organized, validly existing, and in good standing under the laws of its state of organization, and it has full organizational power and authority to execute and agree to this Agreement and to perform its obligations hereunder.

11.13 Headings; Interpretation . The Article and Section headings or titles shall not define, limit, extend or interpret the scope of this Agreement or any particular Article or Section. When the context in which words are used in this Agreement indicates that such is the intent, words in the singular number include the plural and vice versa. The masculine gender shall include the feminine and neuter. Any reference to a specific statutory provision or regulation in this Agreement is a reference to such provision or regulation as amended from time to time and, unless otherwise specifically excluded, any successor provision(s) or regulation(s) to the referenced provision or regulation.

11.14 Legal Counsel.
This Agreement was prepared by Wyrick, Robbins, Yates & Ponton LLP, (the “Firm”), which is counsel for the Majority Member. Each Member acknowledges that the Firm was counsel solely to the Majority Member, and not to any other Member, and that each other Member had the opportunity to consult his, her, or its own counsel prior to signing this Agreement. Each Member acknowledges and agrees that the Firm representing the Majority Member does not represent and will not be deemed under the applicable codes of professional responsibility to have represented or to be representing any or all of the Member, other than the Majority Member, in any respect.

THE NEXT PAGE IS THE SIGNATURE PAGE.

SIGNATURE PAGE
TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF
GLOBAL PUBLIC SAFETY, LLC

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Amended and Restated Limited Liability Company Agreement of Global Public Safety, LLC as of the date first above written; do hereby agree that any of the initial Representatives identified in Section 5.02 above is hereby authorized to execute and deliver this Agreement on behalf of the Company; and do hereby assume and agree to be bound by and to perform all of the terms and provisions set forth in this Agreement.

COMPANY:

GLOBAL PUBLIC SAFETY, LLC

By: /s/ Rodney W. Hillman
Name: Rodney W. Hillman
 Title: President

MEMBERS:

LB&B ASSOCIATES INC.

By: /s/ Frederick Franz
Name: Frederick Franz
Title: Executive Senior Vice President

BREKFORD CORP.

By: /s/ Rodney W. Hillman
Name: Rodney W. Hillman
 Title: President and COO

[Signature Page to Limited Liability Company of Agreement of Global Public Safety, LLC]

EXHIBIT A
TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF
GLOBAL PUBLIC SAFETY, LLC

Unit Ownership Ledger
As of February 28, 2017

Member’s Name and Address	Number and Class of Units	Deemed Initial Capital Contribution
LB&B Associates Inc. 9891 Broken Land Parkway Suite 400 Columbia, MD 21046 Attention: Rick Franz Facsimile No: [_____] E-mail: rfranz@lbbassociates.com	801 Class A Units	$6,048,394.45
Brekford Corp. 7020 Dorsey Rd. Bldg. C Hanover, MD 21076 Attention: Rodney W. Hillman Facsimile No: (443) 557 - 0201 E-mail: rhillman@brekford.com	199 Class A Units	$1,502,659.79
TOTALS	1,000	$7,552,054.24

A-1

EXHIBIT B
TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF
GLOBAL PUBLIC SAFETY, LLC

Representatives

By attaching his or her signature hereto, the undersigned does hereby consent and agree to serve as a Representative of Global Public Safety, LLC pursuant to the Amended and Restated Limited Liability Company Agreement of Global Public Safety, LLC, as such Amended and Restated Limited Liability Company Agreement may be hereafter amended, until such time as the undersigned's death (if a human being), dissolution and liquidation (if an Entity), removal, resignation, or successor(s) have been duly elected and qualified to serve.

This consent shall be effective as of the ____ day of ___________ 2017.

Name: _________________ Address: _________________ _________________ _________________

B-1

EXHIBIT C
TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF
GLOBAL PUBLIC SAFETY, LLC

Nonrecourse Debt and Other Allocations

The provisions of this Exhibit C shall apply to the Company and its Members at all times during which the Company is treated as a partnership for federal tax purposes.

Section C.1          Definitions. The following defined terms used in this Exhibit C have the meanings specified below.

(a) “Adjusted Capital Account” means, with respect to any Member, the balance in such Member’s Capital Account (as of the end of any period for which allocations of the Company’s Income or Loss are made), increased by (i) the amount of (A) any deficit balance that the Member is obligated to restore upon liquidation of the Company pursuant to Regulations section 1.704-1(b)(2)(ii)(b)(3) or is treated as obligated to restore pursuant to Regulations section 1.704-1(b)(2)(ii)(c), and (B) the Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, and decreased by (ii) the items described in Regulations section 1.704-1(b)(2)(ii)(d)(4), (5), and (6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(b) “Company Minimum Gain” has the meaning set forth for “partnership minimum gain” in sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

(c) “Member” is to be interpreted and applied so as to mean and include each Person that is treated and respected under the Agreement as being a holder of Units, regardless of whether such holder has been admitted as a member of the Company.

(d) “Member Nonrecourse Debt” has the meaning set forth for “partner nonrecourse debt” in section 1.704-2(b)(4) of the Regulations.

(e) “Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with section 1.704-2(i)(3) of the Regulations.

(f) “Member Nonrecourse Deductions” has the meaning set forth for “partner nonrecourse deductions” in sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

(g) “Nonrecourse Deductions” has the meaning set forth in section 1.704-2(b)(1) of the Regulations.

(h) “Nonrecourse Liability” means a liability of the Company for which no Member bears the economic risk of loss within the meaning of section 1.752-2 of the Regulations.

Unless otherwise defined, other terms with initial capital letters used in this Exhibit C have the same meaning as ascribed to them in the main text of the Amended and Restated Limited Liability Company Agreement of the Company, as such agreement may be further amended or restated from time to time in accordance with the provisions thereof (the “Agreement”). This Exhibit C shall be treated for all purposes as being fully a part of, and incorporated within, the Agreement, as if the provisions of this Exhibit C were set forth in the main text of the Agreement.

Section C.2                                 Special Allocations. The following special allocations shall be made in the following order:

(a) Minimum Gain Chargeback. Except as otherwise provided in section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Exhibit C or of Article IV of this Agreement, if there is a net decrease in Company Minimum Gain during any fiscal year or other applicable period, each Member shall be specially allocated items of Company income and gain for such fiscal year or other applicable period (and, if necessary, subsequent fiscal years or other applicable periods) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section C.2(a) is intended to comply with the minimum gain chargeback requirement in section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

(b) Member Minimum Gain Chargeback. Except as otherwise provided in section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Exhibit C or of Article IV of this Agreement, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any fiscal year or other applicable period, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such fiscal year or other applicable period (and, if necessary, subsequent fiscal years or other applicable periods) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section C.2(b) is intended to comply with the minimum gain chargeback requirement in section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

(c) Qualified Income Offset. If any Member unexpectedly receives any adjustments, allocations, or distributions described in sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, any deficit Adjusted Capital Account of such Member as quickly as possible; provided, however, that an allocation pursuant to this Section C.2(c) shall be made only if and to the extent that such Member would have an Adjusted Capital Account deficit after all other allocations provided for in this Section C.2 have been tentatively made as if this Section C.2(c) were not in the Agreement. This Section C.2(c) is intended to constitute a “qualified income offset” within the meaning of section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

(d) Gross Income Allocation. If any Member has a deficit Capital Account at the end of any fiscal year (or other applicable period) that is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible; provided, however, that an allocation pursuant to this Section C.2(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Exhibit C or in Article IV of this Agreement have been made as if Section C.2(c) hereof and this Section C.2(d) were not in the Agreement.

(e) Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other applicable period shall be specially allocated (i) to and among the holders of Units in proportion to the respective total Capital Contribution amounts with respect to their Units, or (ii) in such other manner as the Company Tax Rep determines is required under Code section 704 and the Regulations thereunder. For purposes of determining the proportionate shares of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations section 1.752-3(a)(3), such excess nonrecourse liabilities shall be allocated (i) to and among the holders of Units in proportion to the respective total Capital Contribution amounts with respect to their Units, or (ii) in such other manner as the Company Tax Rep determines is permitted or required under section 1.752-3 of the Regulations upon consultation with the Company’s tax advisors.

(f) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any fiscal year or other applicable period shall be specially allocated to the Member that bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations section 1.704-2(i)(1).

(g) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code section 734(b) or Code section 743(b) is required, pursuant to Regulations sections 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member’s Units in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated: (i) if Regulations section 1.704-1(b)(2)(iv)(m)(2) applies, to the Members in accordance with how they would share the allocated item of gain or loss if it were included in computing the Net Income or Net Loss in the Company for the period in which the adjustment occurs; or (ii) if Regulations section 1.704-1(b)(2)(iv)(m)(4) applies, to the Member to which such distribution was made.

(h) Forfeiture Allocations. Notwithstanding anything to the contrary in this Agreement, upon a forfeiture by any holder of any Units that are substantially nonvested and with respect to which any items of Company income, gain, deduction, loss, or credit have been allocated for any period before or including the date of disposition, then gross items of income, gain, loss or deduction shall be specially allocated to such holder if and to the extent required by final Regulations provisions promulgated after the effective date of this Agreement to ensure that allocations made with respect to all such nonvested Units are respected under Code section 704 and Regulations promulgated thereunder. The terms “forfeiture” and “substantially nonvested” for this purpose shall have the meaning given to such terms under Code section 83 or any final Regulations issued pursuant to Code section 704. This paragraph is intended to authorize and provide for “forfeiture allocations” as may be required in accordance with final Regulations to be promulgated under Code section 704 after the effective date of this Agreement; provided, however, that this Section C.2(h) shall apply only with respect to any Units to which the forfeiture allocations provisions of any such final Regulations may be applicable.

(i) Special Allocation of Items Resulting from Company Audits. The Company Tax Rep may make special allocations of income, gain, loss, or deduction in order to correct for distortions arising from a Company tax audit under the BBA Provisions. Allocations made under this Section C.2(i) shall preserve, to the greatest extent permitted by law, the after-tax economic arrangement of the Members as set forth in Article IV and Section 9.03 of the Agreement.

Section C.3           Curative Allocations. The allocations set forth in Section C.2 hereof (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section C.3. Therefore, notwithstanding any other provision of this Exhibit C (other than the Regulatory Allocations), such offsetting special allocations of Company income, gain, loss, or deduction shall be made in whatever manner the Board determines appropriate (based on the advice of the Company’s tax advisors) so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to other Sections of the Agreement. In exercising its discretion under this Section, the Board shall take into account future Regulatory Allocations that, although not yet made, are likely to be made and offset other prior Regulatory Allocations.

Section C.4           Compliance with Regulations. It is the intent of the Members that, to the greatest extent possible, the allocations of all items of income, gain, loss, deduction, and credit under this Agreement (i) have “substantial economic effect” within the meaning of, or otherwise be in accordance with, Code section 704(b) and the Regulations promulgated thereunder, and/or (ii) be consistent with the Members’ interests in the Company. Accordingly, to the extent adjustment to the allocations under this Agreement is necessary in order to be in compliance with the provisions of Code section 704(b) and the Regulations thereunder, such necessary adjustments in the allocations shall be made, but only to the smallest extent necessary. Furthermore, if there has been any adjustment in the allocations to the Members on account of the preceding sentence, subsequent allocations of income, gain, loss, deduction, or credit shall, to the extent possible, be allocated to the Members in the order and in a manner designed to result in each Member’s having a Capital Account balance equal to what such balance would have been had the allocation(s) pursuant to the preceding sentence not occurred, and in a manner that is likely to minimize any economic distortions that otherwise might result.